Exhibit 2.2

DESCRIPTION OF SECURITIES REGISTERED UNDER SECTION 12 OF THE SECURITIES EXCHANGE ACT OF 1934 (THE “EXCHANGE ACT”)

As of 30 June 2024, Sasol Limited (“Sasol”) had the following series of securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
American Depositary Shares	SSL	New York Stock Exchange
Ordinary Shares of no par value	SSL	New York Stock Exchange
4.375% Notes due 2026	SOLJL	New York Stock Exchange
6.500% Notes due 2028	SOLJL	New York Stock Exchange
5.500% Notes due 2031	SOLJL	New York Stock Exchange

Sasol is the issuer of the ordinary shares and the ordinary shares represented by the American Depositary Shares, as described below. The the $750,000,000 6.500% Notes due 2028 (the “2028 Notes”), the $650,000,000 4.375% Notes due 2026 (the “2026 Notes”)and the $850,000,000 5.500% Notes due 2031 (the “2031 Notes”) were issued by Sasol Financing USA LLC (“Sasol USA”), a wholly owned subsidiary of Sasol. Sasol is a guarantor of each of the 2026 Notes, the 2028 Notes, and the 2031 Notes.

Sasol’s ordinary shares (“Sasol ordinary shares”) are described in [—Description of Ordinary Shares—], Sasol’s American Depositary Shares (“ADSs”) are described below under [—Description of American Depositary Shares—] and the debt securities of Sasol Financing International Plc, a wholly owned subsidiary of Sasol (“Sasol Financing”) and Sasol USA are described below under “[—Description of Debt Securities—].

Capitalized terms used but not defined herein have the meanings given to them in Sasol’s Annual Report on Form 20-F for the fiscal year ended 30 June 2024 (the “2024 Form 20-F”). Terms that are defined below retain such definitions solely for purposes of the relevant description of securities.

A.	Description of Ordinary Shares

Refer to Sasol’s 2024 Form 20F, Item 10B.3 (Rights and privileges of holders of our securities).

B.	Description of American Depositary Shares

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Receipts

The ADRs are issued by JPMorgan Chase Bank, N.A. (“JPMorgan”), as depositary. Each ADS represents an ownership interest in a designated number of shares which are deposited with the custodian, as agent of the depositary, under the deposit agreement among ourselves, the depositary, holders of ADRs, and all beneficial owners of an interest in the ADSs evidenced by ADRs from time to time.

The depositary’s office is located at 383 Madison Avenue, Floor 11, New York, NY 10179.

Each ADS represents one share. The ADS to share ratio is subject to amendment as provided in the form of ADR (which may give rise to fees contemplated by the form of ADR). In the future, each ADS will also represent any securities, cash or other property deposited with the depositary but which they have not distributed directly to you.

A beneficial owner is any person or entity having a beneficial ownership interest ADSs. A beneficial owner need not be the holder of the ADR evidencing such ADS. If a beneficial owner of ADSs is not an ADR holder, it must rely on the holder of the ADR(s) evidencing such ADSs in order to assert any rights or receive any benefits under the deposit agreement. A beneficial owner shall only be able to exercise any right or receive any benefit under the deposit agreement solely through the holder of the ADR(s) evidencing the ADSs owned by such beneficial owner. The arrangements between a beneficial owner of ADSs and the holder of the corresponding ADRs may affect the beneficial owner’s ability to exercise any rights it may have.

An ADR holder shall be deemed to have all requisite authority to act on behalf of any and all beneficial owners of the ADSs evidenced by the ADRs registered in such ADR holder’s name for all purposes under the deposit agreement and ADRs. The depositary’s only notification obligations under the deposit agreement and the ADRs is to registered ADR holders. Notice to an ADR holder shall be deemed, for all purposes of the deposit agreement and the ADRs, to constitute notice to any and all beneficial owners of the ADSs evidenced by such ADR holder’s ADRs.

Unless certificated ADRs are specifically requested, all ADSs will be issued on the books of our depositary in book-entry form and periodic statements will be mailed to you which reflect your ownership interest in such ADSs. In our description, references to American depositary receipts or ADRs shall include the statements you will receive which reflect your ownership of ADSs.

You may hold ADSs either directly or indirectly through your broker or other financial institution. If you hold ADSs directly, by having an ADS registered in your name on the books of the depositary, you are an ADR holder. This description assumes you hold your ADSs directly. If you hold the ADSs through your broker or financial institution nominee, you must rely on the procedures of such broker or financial institution to assert the rights of an ADR holder described in this section. You should consult with your broker or financial institution to find out what those procedures are.

As an ADR holder or beneficial owner, we will not treat you as a shareholder of ours and you will not have any shareholder rights. The law of the Republic of South Africa governs shareholder rights. Because the depositary or its nominee will be the shareholder of record for the shares represented by all outstanding ADSs, shareholder rights rest with such record holder. Your rights are those of an ADR holder or of a beneficial owner. Such rights derive from the terms of the deposit agreement entered into among us, the depositary and all holders and beneficial owners from time to time of ADRs issued under the deposit agreement and, in the case of a beneficial owner, from the arrangements between the beneficial owner and the holder of the corresponding ADRs. The obligations of the depositary and its agents are also set out in the deposit agreement. Because the depositary or its nominee will actually be the registered owner of the shares, you must rely on it to exercise the rights of a shareholder on your behalf.

The deposit agreement and the ADSs are governed by New York law. Under the deposit agreement, by holding an ADS or an interest therein, ADR holders and beneficial owners each irrevocably agree that any legal suit, action or proceeding against or involving us or the depositary, arising out of or based upon the deposit agreement, the ADSs, the ADRs or the transactions contemplated thereby, may be instituted in a state or federal court in New York, New York, irrevocably waive any objection which you may have to the laying of venue of any such proceeding, and irrevocably submit to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

The following is a summary of what we believe to be the material terms of the deposit agreement. Notwithstanding this, because it is a summary, it may not contain all the information that you may otherwise deem important. For more complete information, you should read the entire deposit agreement and the form of ADR which contains the terms of your ADSs. You can read a copy of the deposit agreement which is filed as an exhibit to the registration statement on Form F-6, which is available on the SEC’s website at http://www.sec.gov.

Share Dividends and Other Distributions

How will I receive dividends and other distributions on the shares underlying my ADSs?

We may make various types of distributions with respect to our securities. The depositary has agreed that, to the extent practicable, it will pay to you the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after converting any cash received into U.S. dollars (if it determines such conversion may be made on a reasonable basis) and, in all cases, making any necessary deductions provided for in the deposit agreement. The depositary may utilize a division, branch or affiliate of JPMorgan to direct, manage and/or execute any public and/or private sale of securities under the deposit agreement. Such division, branch and/or affiliate may charge the depositary a fee in connection with such sales, which fee is considered an expense of the depositary. You will receive these distributions in proportion to the number of underlying securities that your ADSs represent.

Except as stated below, the depositary will deliver such distributions to ADR holders in proportion to their interests in the following manner:

●	Cash. The depositary will distribute any U.S. dollars available to it resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof (to the extent applicable), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain registered ADR holders, and (iii) deduction of the depositary’s and/or its agents’ expenses in (1) converting any foreign currency to U.S. dollars to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner. If exchange rates fluctuate during a time when the depositary cannot convert a foreign currency, you may lose some or all of the value of the distribution.
●	Shares. In the case of a distribution in shares, the depositary will issue additional ADRs to evidence the number of ADSs representing such shares. Only whole ADSs will be issued. Any shares which would result in fractional ADSs will be sold and the net proceeds will be distributed in the same manner as cash to the ADR holders entitled thereto.
●	Rights to receive additional shares. In the case of a distribution of rights to subscribe for additional shares or other rights, if we timely provide evidence satisfactory to the depositary that it may lawfully distribute such rights, the depositary will distribute warrants or other instruments in the discretion of the depositary representing such rights. However, if we do not timely furnish such evidence, the depositary may:
o	sell such rights if practicable and distribute the net proceeds in the same manner as cash to the ADR holders entitled thereto; or
o	if it is not practicable to sell such rights by reason of the non-transferability of the rights, limited markets therefor, their short duration or otherwise, do nothing and allow such rights to lapse, in which case ADR holders will receive nothing and the rights may lapse.
●	Other Distributions. In the case of a distribution of securities or property other than those described above, the depositary may either (i) distribute such securities or property in any manner it deems equitable and practicable or (ii) to the extent the depositary deems distribution of such securities or property not to be equitable and practicable, sell such securities or property and distribute any net proceeds in the same way it distributes cash.
●	Elective Distributions. In the case of a dividend payable at the election of our shareholders in cash or in additional shares, we will notify the depositary at least 30 days prior to the proposed distribution stating whether or not we wish such elective distribution to be made available to ADR holders. The depositary shall make such elective distribution available to ADR holders only if (i) we shall have timely requested that the elective distribution is available to ADR holders, (ii) the depositary shall have determined that such distribution is reasonably practicable and (iii) the depositary shall have received satisfactory documentation within the terms of the deposit agreement including any legal opinions of counsel that the depositary in its reasonable discretion may request. If the above conditions are not satisfied, the depositary shall, to the extent permitted by law, distribute to the ADR holders, on the basis of the same determination as is made in the local market in respect of the shares for which no election is made, either (x) cash or (y) additional ADSs representing such additional shares. If the above conditions are satisfied, the depositary shall establish procedures to enable ADR holders to elect the receipt of the proposed dividend in cash or in additional ADSs. There can be no assurance that ADR holders generally, or any ADR holder in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of shares.

If the depositary determines in its discretion that any distribution described above is not practicable for the purpose of effecting such distribution with respect to any specific registered ADR holder entitled thereto, the depositary may choose any method of distribution that it deems practicable for such ADR holder, including the distribution of foreign currency, securities or property, or it may retain such items, without paying interest on or investing them, on behalf of the ADR holder as deposited securities, in which case the ADSs will also represent the retained items.

Any U.S. dollars will be distributed by checks drawn on a bank in the United States for whole dollars and cents. Fractional cents will be withheld without liability and dealt with by the depositary in accordance with its then current practices.

The depositary is not responsible if it fails to determine that any distribution or action is lawful or reasonably practicable.

There can be no assurance that the depositary will be able to convert any currency at a specified exchange rate or sell any property, rights, shares or other securities at a specified price, nor that any of such transactions can be completed within a specified time period. All purchases and sales of securities will be handled by the depositary in accordance with its then current policies, which are currently set forth in the “Depositary Receipt Sale and Purchase of Security” section of https://www.adr.com/Investors/FindOutAboutDRs, the location and contents of which the depositary shall be solely responsible for.

Deposit, Withdrawal and Cancellation

How does the depositary issue ADSs

The depositary will issue ADSs if you or your broker deposit shares or evidence of rights to receive shares with the custodian and pay the fees and expenses owing to the depositary in connection with such issuance.

Shares deposited in the future with the custodian must be accompanied by certain delivery documentation and shall, at the time of such deposit, be registered in the name of JPMorgan Chase Bank, N.A., as depositary for the benefit of holders of ADRs or in such other name as the depositary shall direct.

The custodian will hold all deposited shares (including those being deposited by or on our behalf in connection with the offering to which this prospectus relates) for the account and to the order of the depositary, in each case for the benefit of ADR holders. ADR holders and beneficial owners thus have no direct ownership interest in the shares and only have such rights as are contained in the deposit agreement. The custodian will also hold any additional securities, property and cash received on or in substitution for the deposited shares. The deposited shares and any such additional items are referred to as “deposited securities”.

Deposited securities are not intended to, and shall not, constitute proprietary assets of the depositary, the custodian or their nominees. Beneficial ownership in deposited securities is intended to be, and shall at all times during the term of the deposit agreement continue to be, vested in the beneficial owners of the ADSs representing such deposited securities. Notwithstanding anything else contained herein, in the deposit agreement, in the form of ADR and/or in any outstanding ADSs, the depositary, the custodian and their respective nominees are intended to be, and shall at all times during the term of the deposit agreement be, the record holder(s) only of the deposited securities represented by the ADSs for the benefit of the ADR holders. The depositary, on its own behalf and on behalf of the custodian and their respective nominees, disclaims any beneficial ownership interest in the deposited securities held on behalf of the ADR holders.

Upon each deposit of shares, receipt of related delivery documentation and compliance with the other provisions of the deposit agreement, including the payment of the fees and charges of the depositary and any taxes or other fees or charges owing, the depositary will issue an ADR or ADRs in the name or upon the order of the person entitled thereto evidencing the number of ADSs to which such person is entitled. All of the ADSs issued will, unless specifically requested to the contrary, be part of the depositary’s direct registration system, and a registered holder will receive periodic statements from the depositary which will show the number of ADSs registered in such holder’s name. An ADR holder can request that the ADSs not be held through the depositary’s direct registration system and that a certificated ADR be issued.

How do ADR holders cancel an ADS and obtain deposited securities?

When you turn in your ADR certificate at the depositary’s office, or when you provide proper instructions and documentation in the case of direct registration ADSs, the depositary will, upon payment of certain applicable fees, charges and taxes, deliver the underlying shares to you or upon your written order. Delivery of deposited securities in certificated form will be made at the custodian’s office. At your risk, expense and request, the depositary may deliver deposited securities at such other place as you may request.

The depositary may only restrict the withdrawal of deposited securities in connection with:

●	temporary delays caused by closing our transfer books or those of the depositary or the deposit of shares in connection with voting at a shareholders’ meeting, or the payment of dividends;
●	the payment of fees, taxes and similar charges; or
●	compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Record Dates

The depositary may, after consultation with us if practicable, fix record dates (which, to the extent applicable, shall be as near as practicable to any corresponding record dates set by us) for the determination of the registered ADR holders who will be entitled (or obligated, as the case may be):

●	to receive any distribution on or in respect of deposited securities,
●	to give instructions for the exercise of voting rights at a meeting of holders of shares, or
●	to pay the fee assessed by the depositary for administration of the ADR program and for any expenses as provided for in the ADR,

●	to receive any notice or to act or be obligated in respect of other matters, all subject to the provisions of the deposit agreement.

Voting Rights

How do I vote?

If you are an ADR holder and the depositary asks you to provide it with voting instructions, you may instruct the depositary how to exercise the voting rights for the shares which underlie your ADSs. Subject to the next sentence, as soon as practicable after receiving notice from us of any meeting at which the holders of shares are entitled to vote, or of our solicitation of consents or proxies from holders of shares, the depositary shall fix the ADS record date in accordance with the provisions of the deposit agreement, provided that if the depositary receives a written request from us and at least 30 days prior to the date of such vote or meeting, the depositary shall, at our expense, distribute to the registered ADR holders a “voting notice” stating (i) final information particular to such vote and meeting and any solicitation materials, (ii) that each ADR holder on the record date set by the depositary will, subject to any applicable provisions of South African law, be entitled to instruct the depositary as to the exercise of the voting rights, if any, pertaining to the deposited securities represented by the ADSs evidenced by such ADR holder’s ADRs and (iii) the manner in which such instructions may be given, including instructions for giving a discretionary proxy to a person designated by us. Each ADR holder shall be solely responsible for the forwarding of voting notices to the beneficial owners of ADSs registered in such ADR holder’s name. There is no guarantee that ADR holders and beneficial owners generally or any holder or beneficial owner in particular will receive the notice described above with sufficient time to enable such ADR holder or beneficial owner to return any voting instructions to the depositary in a timely manner.

Following actual receipt by the ADR department responsible for proxies and voting of ADR holders’ instructions (including, without limitation, instructions of any entity or entities acting on behalf of the nominee for DTC), the depositary shall, in the manner and on or before the time established by the Depositary for such purpose, endeavour to vote or cause to be voted the deposited securities represented by the ADSs evidenced by such ADR holders’ ADRs in accordance with such instructions insofar as practicable and permitted under the provisions of or governing deposited securities.

Holders are strongly encouraged to forward their voting instructions to the depositary as soon as possible. Voting instructions will not be deemed received until such time as the ADR department responsible for proxies and voting has received such instructions, notwithstanding that such instructions may have been physically received by the depositary prior to such time. The depositary will not itself exercise any voting discretion in respect of deposited securities. The depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the deposited securities, for the manner in which any such vote is cast, including, without limitation, any vote cast by a person to whom the depositary is required to grant a discretionary proxy, or for the effect of any such vote. Notwithstanding anything contained in the deposit agreement or any ADR, the depositary may, to the extent not prohibited by any law, rule or regulation or the rules and/or requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of deposited securities, distribute to the registered holders of ADRs a notice that provides such holders with, or otherwise publicizes to such holders, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

There is no guarantee that you will receive voting materials in time to instruct the depositary to vote and it is possible that you, or persons who hold their ADSs through brokers, dealers or other third parties, will not have the opportunity to exercise a right to vote.

Reports and Other Communications

Will ADR holders be able to view our reports?

The depositary will make available for inspection by ADR holders at the offices of the depositary and the custodian the deposit agreement, the provisions of or governing deposited securities, and any written communications from us which are both received by the custodian or its nominee as a holder of deposited securities and made generally available to the holders of deposited securities.

Additionally, if we make any written communications generally available to holders of our shares, and we furnish copies thereof (or English translations or summaries) to the depositary, it will distribute the same to registered ADR holders.

Fees and Expenses

What fees and expenses will I be responsible for paying?

The depositary may charge each person to whom ADSs are issued, including, without limitation, issuances against deposits of shares, issuances in respect of share distributions, rights and other distributions, issuances pursuant to a stock dividend or stock split declared by us or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the ADSs or deposited securities, and each person surrendering ADSs for withdrawal of deposited securities or whose ADSs are cancelled or reduced for any other reason, $5.00 for each 100 ADSs (or any portion thereof) issued, delivered, reduced, cancelled or surrendered. The depositary may sell (by public or private sale) sufficient securities and property received in respect of a share distribution, rights and/or other distribution prior to such deposit to pay such charge.

The following additional charges shall also be incurred by the ADR holders, the beneficial owners, by any party depositing or withdrawing shares or by any party surrendering ADSs and/or to whom ADSs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by us or an exchange of stock regarding the ADSs or the deposited securities or a distribution of ADSs), whichever is applicable:

●	a fee of U.S.$0.05 or less per ADS held (i) upon which any cash distribution is made pursuant to the deposit agreement or (ii) in the case of an elective cash/stock dividend, upon which a cash distribution or an issuance of additional ADSs is made as a result of such elective dividend;
●	an aggregate fee of U.S.$0.05 or less per ADS per calendar year (or portion thereof) for services performed by the depositary in administering the ADRs (which fee may be charged on a periodic basis during each calendar year and shall be assessed against holders of ADRs as of the record date or record dates set by the depositary during each calendar year and shall be payable in the manner described in the next succeeding provision);
●	a fee for the reimbursement of such fees, charges and expenses as are incurred by the depositary and/or any of its agents (including, without limitation, the custodian and expenses incurred on behalf of ADR holders in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in connection with the servicing of the shares or other deposited securities, the sale of securities (including, without limitation, deposited securities), the delivery of deposited securities or otherwise in connection with the depositary’s or its custodian’s compliance with applicable law, rule or regulation (which fees and charges shall be assessed on a proportionate basis against ADR holders as of the record date or dates set by the depositary and shall be payable at the sole discretion of the depositary by billing such ADR holders or by deducting such charge from one or more cash dividends or other cash distributions);
●	a fee for the distribution of securities (or the sale of securities in connection with a distribution), such fee being in an amount equal to the $0.05 per ADS issuance fee for the execution and delivery of ADSs which would have been charged as a result of the deposit of such securities (treating all such securities as if they were shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the depositary to those ADR holders entitled thereto;

●	stock transfer or other taxes and other governmental charges;
●	SWIFT, cable, telex and facsimile transmission and delivery charges incurred at your request in connection with the deposit or delivery of shares, ADRs or deposited securities;
●	transfer or registration fees for the registration of transfer of deposited securities on any applicable register in connection with the deposit or withdrawal of deposited securities;
●	in connection with the conversion of foreign currency into U.S. dollars, JPMorgan Chase Bank, N.A. shall deduct out of such foreign currency the fees, expenses and other charges charged by it and/or its agent (which may be a division, branch or affiliate) so appointed in connection with such conversion; and
●	fees of any division, branch or affiliate of the depositary utilized by the depositary to direct, manage and/or execute any public and/or private sale of securities under the deposit agreement.

JPMorgan Chase Bank, N.A. and/or its agent may act as principal for such conversion of foreign currency. For further details see https://www.adr.com.

We will pay all other charges and expenses of the depositary and any agent of the depositary (except the custodian) pursuant to agreements from time to time between us and the depositary.

The right of the depositary to receive payment of fees, charges and expenses survives the termination of the deposit agreement, and shall extend for those fees, charges and expenses incurred prior to the effectiveness of any resignation or removal of the depositary.

The fees and charges described above may be amended from time to time by agreement between us and the depositary.

The depositary may make available to us a set amount or a portion of the depositary fees charged in respect of the ADR program or otherwise upon such terms and conditions as we and the depositary may agree from time to time. The depositary collects its fees for issuance and cancellation of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions, or by directly billing investors, or by charging the book-entry system accounts of participants acting for them. The depositary will generally set off the amounts owing from distributions made to holders of ADSs. If, however, no distribution exists and payment owing is not timely received by the depositary, the depositary may refuse to provide any further services to ADR holders that have not paid those fees and expenses owing until such fees and expenses have been paid. At the discretion of the depositary, all fees and charges owing under the deposit agreement are due in advance and/or when declared owing by the depositary.

Payment of Taxes

ADR holders or beneficial owners must pay any tax or other governmental charge payable by the custodian or the depositary on any ADS or ADR, deposited security or distribution. If any taxes or other governmental charges (including any penalties and/or interest) shall become payable by or on behalf of the custodian or the depositary with respect to any ADR, any deposited securities represented by the ADSs evidenced thereby or any distribution thereon, such tax or other governmental charge shall be paid by the ADR holder thereof to the depositary and by holding or having held an ADR or any ADSs evidenced thereby, the ADR holder and all beneficial owners thereof, and all prior ADR holders and beneficial owners thereof, jointly and severally, agree to indemnify, defend and save harmless each of the depositary and its agents in respect of such tax or other governmental charge. Each

ADR holder and beneficial owner of the ADSs evidenced thereby, and each prior ADR holder and beneficial owner thereof (collectively, the “Tax Indemnitors”), by holding or having held an ADR or an interest in ADSs, the ADR holder thereof (and prior ADR holder thereof) acknowledges and agrees that the depositary shall have the right to seek payment of amounts owing from any one or more Tax Indemnitor(s) as determined by the depositary in its sole discretion, without any obligation to seek payment from any other Tax Indemnitor(s). If an ADR holder owes any tax or other governmental charge, the depositary may (i) deduct the amount thereof from any cash distributions, or (ii) sell deposited securities (by public or private sale) and deduct the amount owing from the net proceeds of such sale. In either case the ADR holder remains liable for any shortfall. If any tax or governmental charge is unpaid, the depositary may also refuse to effect any registration, registration of transfer, split-up or combination of deposited securities or withdrawal of deposited securities until such payment is made. If any tax or governmental charge is required to be withheld on any cash distribution, the depositary may deduct the amount required to be withheld from any cash distribution or, in the case of a non- cash distribution, sell the distributed property or securities (by public or private sale) in such amounts and in such manner as the depositary deems necessary and practicable to pay such taxes and distribute any remaining net proceeds or the balance of any such property after deduction of such taxes to the ADR holders entitled thereto.

As an ADR holder or beneficial owner, you will be agreeing to indemnify us, the depositary, its custodian and any of our or their respective officers, directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

Reclassifications, Recapitalizations and Mergers

If we take certain actions that affect the deposited securities, including (i) any change in par value, split-up, consolidation, cancellation or other reclassification of deposited securities or (ii) any distributions of shares or other property not made to holders of ADRs or (iii) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all of our assets, then the depositary may choose to, and shall if reasonably requested by us:

●	amend the form of ADR;
●	distribute additional or amended ADRs;
●	distribute cash, securities or other property it has received in connection with such actions;
●	sell any securities or property received and distribute the proceeds as cash; or
●	none of the above.

If the depositary does not choose any of the above options, any of the cash, securities or other property it receives will constitute part of the deposited securities and each ADS will then represent a proportionate interest in such property.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADSs without your consent for any reason. ADR holders must be given at least 30 days’ notice of any amendment that imposes or increases any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, SWIFT, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or otherwise prejudices any substantial existing right of ADR holders or beneficial owners. Such notice need not describe in detail the specific amendments effectuated thereby, but must identify to ADR holders and beneficial owners a means to access the text of such amendment. If an ADR holder continues to hold an ADR or ADRs after being so notified, such ADR holder and any beneficial owner are deemed to agree to such amendment and to be bound by the deposit agreement as so amended. No amendment, however, will impair your right to surrender your ADSs and receive the underlying securities, except in order to comply with mandatory provisions of applicable law.

Any amendments or supplements which (i) are reasonably necessary (as agreed by us and the depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act of 1933 or (b) the ADSs or shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by ADR holders, shall be deemed not to prejudice any substantial rights of ADR holders or beneficial owners. Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the deposit agreement or the form of ADR to ensure compliance therewith, we and the depositary may amend or supplement the deposit agreement and the ADR at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the deposit agreement in such circumstances may become effective before a notice of such amendment or supplement is given to ADR holders or within any other period of time as required for compliance.

Notice of any amendment to the deposit agreement or form of ADRs shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the ADR holders identifies a means for ADR holders and beneficial owners to retrieve or receive the text of such amendment (i.e., upon retrieval from the SEC’s, the depositary’s or our website or upon request from the depositary).

How may the deposit agreement be terminated?

The depositary may, and shall at our written direction, terminate the deposit agreement and the ADRs by mailing notice of such termination to the registered holders of ADRs at least 30 days prior to the date fixed in such notice for such termination; provided, however, if the depositary shall have (i) resigned as depositary under the deposit agreement, notice of such termination by the depositary shall not be provided to registered ADR holders unless a successor depositary shall not be operating under the deposit agreement within 60 days of the date of such resignation, and (ii) been removed as depositary under the deposit agreement, notice of such termination by the depositary shall not be provided to registered holders of ADRs unless a successor depositary shall not be operating under the deposit agreement on the 60th day after our notice of removal was first provided to the depositary.

After the date so fixed for termination, the depositary and its agents will perform no further acts under the deposit agreement or the ADRs, except to receive and hold (or sell) distributions on deposited securities and deliver deposited securities being withdrawn. As soon as practicable after the date so fixed for termination, the depositary shall use its reasonable efforts to sell the deposited securities and shall thereafter (as long as it may lawfully do so) hold in an account (which may be segregated or unsegregated account) the net proceeds of such sales, together with any other cash then held by it under the deposit agreement, without liability for interest, in trust for the pro rata benefit of the holders of ADRs not theretofore surrendered. After making such sale, the depositary shall be discharged from all obligations in respect of the deposit agreement and the ADR, except to account for such net proceeds and other cash.

Limitations on Obligations and Liability to ADR holders

Limits on our obligations and the obligations of the depositary; limits on liability to ADR holders and holders of ADSs

Prior to the issue, registration, registration of transfer, split-up, combination, or cancellation of any ADRs, or the delivery of any distribution in respect thereof, and from time to time in the case of the production of proofs as described below, we or the depositary or its custodian may require:

●	payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of shares or other deposited securities upon any applicable register and (iii) any applicable fees and expenses described in the deposit agreement;
●	the production of proof satisfactory to it of (i) the identity of any signatory and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial or other ownership of any securities, compliance with applicable law, regulations, provisions of or governing deposited securities and terms of the deposit agreement and the ADRs, as it may deem necessary or proper; and
●	compliance with such regulations as the depositary may establish consistent with the deposit agreement.

The issuance of ADRs, the acceptance of deposits of shares, the registration, registration of transfer, split-up or combination of ADRs or the withdrawal of shares, may be suspended, generally or in particular instances, when the ADR register or any register for deposited securities is closed or when any such action is deemed advisable by the depositary; provided that the ability to withdraw shares may only be limited under the following circumstances: (i) temporary delays caused by closing transfer books of the depositary or our transfer books or the deposit of shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes, and similar charges, and (iii) compliance with any laws or governmental regulations relating to ADRs or to the withdrawal of deposited securities.

The deposit agreement expressly limits the obligations and liability of the depositary, ourselves and our respective agents, provided, however, that no disclaimer of liability under the Securities Act of 1933 is intended by any of the limitations of liabilities provisions of the deposit agreement. The deposit agreement provides that each of us, the depositary and our respective agents will:

●	incur no liability to holders or beneficial owners of ADRs if any present or future law, rule, regulation, fiat, order or decree of the United States, the Republic of South Africa or any other country or jurisdiction, or of any governmental or regulatory authority or securities exchange or market or automated quotation system, the provisions of or governing any deposited securities, any present or future provision of our charter, any act of God, war, terrorism, nationalization, expropriation, currency restrictions, work stoppage, strike, civil unrest, revolutions, rebellions, explosions, computer failure or circumstance beyond our, the depositary’s or our respective agents’ direct and immediate control shall prevent or delay, or shall cause any of them to be subject to any civil or criminal penalty in connection with, any act which the deposit agreement or the ADRs provide shall be done or performed by us, the depositary or our respective agents (including, without limitation, voting);
●	incur no liability to holders or beneficial owners of ADRs by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or things which by the terms of the deposit agreement it is provided shall or may be done or performed or any exercise or failure to exercise discretion under the deposit agreement or the ADRs including, without limitation, any failure to determine that any distribution or action may be lawful or reasonably practicable;
●	not incur or assume any liability to holders or beneficial owners of ADRs if it performs its obligations under the deposit agreement and ADRs without gross negligence or wilful misconduct and the depositary shall not be a fiduciary or have any fiduciary duty to holders or beneficial owners of ADRs;
●	in the case of the depositary and its agents, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities, the ADSs or the ADRs;
●	in the case of us and our agents, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADRs, which in our or our agents’

opinion, as the case may be, may involve it in expense or liability, unless indemnity satisfactory to us or our agent, as the case may be against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be requested;

●	not be liable to holders or beneficial owners of ADRs for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting shares for deposit, any registered holder of ADRs, any other person believed by it to be competent to give such advice or information, or in the case of the depositary only, us; or
●	may rely and shall be protected in acting upon any written notice, request, direction, instruction or document believed by it to be genuine and to have been signed, presented or given by the proper party or parties.

Neither the depositary nor its agents have any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities, the ADSs or the ADRs. We and our agents shall only be obligated to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities, the ADSs or the ADRs, which in our opinion may involve us in expense or liability, if indemnity satisfactory to us against all expense (including fees and disbursements of counsel) and liability is furnished as often as may be required. The depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the deposit agreement, any registered holder or holders of ADRs, any ADRs or otherwise related to the deposit agreement or ADRs to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators. The depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system. Furthermore, the depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any custodian that is not a branch or affiliate of JPMorgan.

Notwithstanding anything to the contrary contained in the deposit agreement or any ADRs, the depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of the custodian except to the extent that any registered ADR holder has incurred liability directly as a result of the custodian having (i) committed fraud or wilful misconduct in the provision of custodial services to the depositary or (ii) failed to use reasonable care in the provision of custodial services to the depositary as determined in accordance with the standards prevailing in the jurisdiction in which the custodian is located. The depositary and the custodian(s) may use third party delivery services and providers of information regarding matters such as pricing, proxy voting, corporate actions, class action litigation and other services in connection with the ADRs and the deposit agreement, and use local agents to provide extraordinary services such as attendance at annual meetings of issuers of securities. Although the depositary and the custodian will use reasonable care (and cause their agents to use reasonable care) in the selection and retention of such third party providers and local agents, they will not be responsible for any errors or omissions made by them in providing the relevant information or services. The depositary shall not have any liability for the price received in connection with any sale of securities, the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale.

The depositary has no obligation to inform ADR holders or beneficial owners about the requirements of the laws, rules or regulations or any changes therein or thereto of any country or jurisdiction or of any governmental or regulatory authority or any securities exchange or market or automated quotation system.

Additionally, none of us, the depositary or the custodian shall be liable for the failure by any registered holder of ADRs or beneficial owner therein to obtain the benefits of credits or refunds of non-U.S. tax paid against such ADR holder’s or beneficial owner’s income tax liability. The depositary is under no obligation to provide the ADR holders and beneficial owners, or any of them, with any information about our tax status. Neither we nor the depositary shall incur any liability for any tax or tax consequences that may be incurred by registered ADR holders or beneficial owners on account of their ownership or disposition of ADRs or ADSs.

Neither the depositary nor its agents will be responsible for any failure to carry out any instructions to vote any of the deposited securities, for the manner in which any such vote is cast, including, without limitation, any vote cast by a person to whom the depositary is required to grant a discretionary proxy, or for the effect of any such vote. The depositary may rely upon instructions from us or our counsel in respect of any approval or license required for any currency conversion, transfer or distribution. The depositary shall not incur any liability for the content of any information submitted to it by us or on our behalf for distribution to ADR holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the deposited securities, for the validity or worth of the deposited securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the deposit agreement or for the failure or timeliness of any notice from us. The depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the depositary or in connection with any matter arising wholly after the removal or resignation of the depositary.

Neither us, the depositary nor any of its agents shall be liable for any indirect, special, punitive or consequential damages (including, without limitation, legal fees and expenses) or lost profits, in each case of any form incurred by any person or entity (including, without limitation holders or beneficial owners of ADRs and ADSs), whether or not foreseeable and regardless of the type of action in which such a claim may be brought.

No provision of the deposit agreement or the ADRs is intended to constitute a waiver or limitation of any rights which an ADR holder or any beneficial owner may have under the Securities Act of 1933 or the Securities Exchange Act of 1934, to the extent applicable.

The depositary and its agents may own and deal in any class of securities of our company and our affiliates and in ADRs.

Disclosure of Interest in ADSs

To the extent that the provisions of or governing any deposited securities may require disclosure of or impose limits on beneficial or other ownership of, or interests in, deposited securities, other shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, you as ADR holders or beneficial owners agree to comply with all such disclosure requirements and ownership limitations and to comply with any reasonable instructions we may provide in respect thereof.

Books of Depositary

The depositary or its agent will maintain a register for the registration, registration of transfer, combination and split-up of ADRs, which register shall include the depositary’s direct registration system. Registered holders of ADRs may inspect such records at the depositary’s office at all reasonable times, but solely for the purpose of communicating with other ADR holders in the interest of the business of our company or a matter relating to the deposit agreement. Such register may be closed at any time or from time to time, when deemed expedient by the depositary or, in the case of the issuance book portion of the ADR Register, when reasonably requested by the Company solely in order to enable the Company to comply with applicable law.

The depositary will maintain facilities for the delivery and receipt of ADRs.

Appointment

In the deposit agreement, each registered holder of ADRs and each beneficial owner, upon acceptance of any ADSs or ADRs (or any interest in any of them) issued in accordance with the terms and conditions of the deposit agreement will be deemed for all purposes to:

●	be a party to and bound by the terms of the deposit agreement and the applicable ADR or ADRs,
●	appoint the depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the deposit agreement and the applicable ADR or ADRs, to adopt any and all procedures necessary to comply with applicable laws and to take such action as the depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the deposit agreement and the applicable ADR and ADRs, the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof; and
●	acknowledge and agree that (i) nothing in the deposit agreement or any ADR shall give rise to a partnership or joint venture among the parties thereto, nor establish a fiduciary or similar relationship among such parties, (ii) the depositary, its divisions, branches and affiliates, and their respective agents, may from time to time be in the possession of non-public information about us, ADR holders, beneficial owners and/or their respective affiliates, (iii) the depositary and its divisions, branches and affiliates may at any time have multiple banking relationships with us, ADR holders, beneficial owners and/or the affiliates of any of them, (iv) the depositary and its divisions, branches and affiliates may, from time to time, be engaged in transactions in which parties adverse to us or ADR holders or beneficial owners may have interests, (v) nothing contained in the deposit agreement or any ADR(s) shall (A) preclude the depositary or any of its divisions, branches or affiliates from engaging in such transactions or establishing or maintaining such relationships, or (B) obligate the depositary or any of its divisions, branches or affiliates to disclose such transactions or relationships or to account for any profit made or payment received in such transactions or relationships, (vi) the depositary shall not be deemed to have knowledge of any information held by any branch, division or affiliate of the depositary and (vii) notice to an ADR holder shall be deemed, for all purposes of the deposit agreement and the ADRs, to constitute notice to any and all beneficial owners of the ADSs evidenced by such ADR holder’s ADRs. For all purposes under the deposit agreement and the ADRs, the ADR holders thereof shall be deemed to have all requisite authority to act on behalf of any and all beneficial owners of the ADSs evidenced by such ADRs.

Governing Law

The deposit agreement, the ADSs and the ADRs are governed by and construed in accordance with the internal laws of the State of New York. In the deposit agreement, we have submitted to the non-exclusive jurisdiction of the courts of the State of New York and appointed an agent for service of process on our behalf. Any action based on the deposit agreement, the ADSs, the ADRs or the transactions contemplated therein or thereby may be instituted by the depositary against us in any competent court in the Republic of South Africa and/or the United States.

Under the deposit agreement, by holding an ADR or an interest therein, ADR holders and beneficial owners each irrevocably agree that any legal suit, action or proceeding against or involving us or the depositary, arising out of or based upon the deposit agreement, the ADSs, the ADRs or the transactions contemplated thereby, may only be instituted in a state or federal court in New York, New York, and by holding an ADS or an interest therein each irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

Jury Trial Waiver

In the deposit agreement each party thereto (including, for avoidance of doubt, each holder and beneficial owner and/or holder of interests in ADSs and ADRs) irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any suit, action or proceeding against the depositary and/or us directly or indirectly arising out of or relating to the shares or other deposited securities, the ADSs or the ADRs, the deposit agreement or any transaction contemplated therein, or the breach thereof (whether based on contract, tort, common law or any other theory), including any claim under the U.S. federal securities laws.

If we or the depositary were to oppose a jury trial demand based on such waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable state and federal law, including whether a party knowingly, intelligently and voluntarily waived the right to a jury trial. The waiver to right to a jury trial of the deposit agreement is not intended to be deemed a waiver by any holder or beneficial owner of ADSs of the Company’s or the depositary’s compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder.

C.	Description of Debt Securities

The 2026 Notes, the 2028 Notes and the 2031 Notes set forth on the cover page to the 2024 Form 20-F were issued by Sasol USA and guaranteed by Sasol.

Each of these series of notes was issued pursuant to an effective registration statement and a related base prospectus and prospectus supplement setting forth the terms of the relevant series of notes and related guarantees.

The 2026 Notes, the 2028 Notes and the 2031 Notes were issued under the indenture, dated as of 27 September 2018, amongst Sasol USA as issuer, Sasol Limited as guarantor and Citibank, N.A. as trustee, as modified by an agreement of resignation, appointment and acceptance dated as of 5 August 2020 by and among the Sasol USA, Sasol, Citibank, N.A., as resigning trustee and Wilmington Savings Fund Society, FSB, as successor trustee (the “2018 Indenture”).

The following table sets forth the dates of the registration statements, dates of the base prospectuses and date of issuance for each relevant series of notes (the “Notes”).

Title of each class	Registration Statement	Date of Base Prospectus	Date of Issuance

6.500% Notes due 2028	333-227263-01	10 September 2018	27 September 2018
4.375% Notes due 2026 and 5.500% Notes due 2031	333-227263	10 September 2018	18 March 2021

The following description of our Notes is a summary and does not purport to be complete and is qualified in its entirety by the full terms of the relevant Noes. For a complete description of the terms and provisions of the Notes, refer to the 2018 Indenture filed as an exhibit to Sasol’s Registration Form F-3 (333-227263) filed with the SEC on 10 September 2018.

DESCRIPTION OF THE 2028 NOTES

This section describes the specific financial and legal terms of the 6.500% notes due 2028 under the 2018 Indenture. The following description is a summary of material provisions of the notes and the 2018 Indenture and does not purport to be complete. Except where the context clearly refers to Sasol Limited (“Sasol”), references to “we”, “us” and “our” in this section refer to Sasol Financing USA LLC (“Sasol USA”). References to “holder”, “you” and “your” in this section refers to holders of the notes.

General

The notes were issued under the indenture among Sasol USA, Sasol as guarantor and Citibank, N.A. as trustee, as modified by an agreement of resignation, appointment and acceptance dated as of 5 August 2020 by and among the Sasol Financing, Sasol, Citibank, N.A., as resigning trustee and Wilmington Savings Fund Society, FSB, as successor trustee. Book-entry interests in the notes will be issued in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof. Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months. The indenture is, and the notes and the guarantee will be, governed by the laws of the State of New York.

The 2028 Notes were initially be issued in an aggregate principal amount of $750,000,000 and mature on 27 September 2028. The 2028 Notes bear interest at a rate of 6.500% per annum, payable semi-annually in arrears on 27 March and 27 September of each year, commencing 27 March 2019. The regular record dates for the notes are every March 15 and September 15 of each year.

If any scheduled interest payment date is not a business day, Sasol USA will pay interest on the next business day, but interest on that payment will not accrue during the period from and after the scheduled interest payment date. If the scheduled maturity date or date of redemption or repayment is not a business day, Sasol may pay interest and principal and premium, if any, on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.

A “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York City or in the City of London.

The notes are unsecured and unsubordinated indebtedness of Sasol USA and rank equally with all of its other unsecured and unsubordinated indebtedness from time to time outstanding. The notes are or will be effectively subordinated to any of Sasol USA’s existing and future secured debt, to the extent of the value of the assets securing such debt.

The trustee’s corporate trust office in New York City is designated as the principal paying agent. Sasol USA may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

Further Issuances

Sasol USA may, without the consent of the holders of the notes, issue additional notes of a series having the same ranking and same interest rate, maturity date, redemption terms and other terms as the notes except for the price to the public and issue date, provided, however, that such additional notes that have the same CUSIP, ISIN, Common Code or other identifying numbers as the notes offered hereunder must be fungible with such notes for US federal income tax purposes. Any such additional notes, together with the notes, will constitute a single series of securities under the 2018 Indenture and are included in the definition of “notes” in this section where the context requires. There is no limitation on the amount of notes or other debt securities that Sasol USA may issue under the 2018 Indenture.

Optional Redemption

Prior to 27 June 2028 (the “2028 Notes Par Call Date”),the notes will be redeemable as a whole or in part, at the option of Sasol USA or Sasol at any time and from time to time, at a redemption price equal to the greater of (i) 100% of the principal amount of the notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the notes, assuming for such purpose that the 2028 Notes were called on the 2028 Notes Par Call Date (exclusive of interest accrued and unpaid to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus the Make-whole Spread, plus, in each case, accrued and unpaid interest thereon to, but not including, the date of redemption. Further instalments of interest on the notes to be redeemed that are due and payable on the interest payment dates falling on or prior to a redemption date shall be payable on the interest payment date to the registered holders as of the close of business on the relevant regular record date according to the notes and the 2018 Indenture.

On or after the 2028 Notes Par Call Date, the notes will be redeemable in whole (but not in part), at the option of Sasol USA or Sasol at any time, at a redemption price equal to 100% of the principal amount of such series of notes plus, in each case, accrued and unpaid interest thereon to, but not including, the date of redemption.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the US Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the notes, assuming for such purpose that the 2028 Notes mature on the 2028 Notes Par Call Date.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by Sasol USA.

“Comparable Treasury Price” means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if Sasol USA obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means each of Citigroup Global Markets Inc., J.P. Morgan Securities plc, Merrill Lynch, Pierce, Fenner & Smith Incorporated or their respective affiliates that are primary US government securities dealers and two other primary US government securities dealers in New York City selected by Sasol USA, and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary US government securities dealer in New York City, Sasol USA shall substitute therefor another such primary US government securities dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by Sasol USA, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to Sasol USA by such Reference Treasury Dealer at 3:30 p.m. New York City time on the third business day preceding such redemption date.

“Make-whole Spread” means 50 basis points.

Sasol USA will give notice to each holder of notes to be redeemed of any redemption that Sasol USA or Sasol propose to make at least 10 days, but not more than 60 days, before the redemption date or request that the trustee send such notice of redemption to each holder of notes to be redeemed in the name of Sasol USA and at its expense. If fewer than all of the notes are to be redeemed, the notes to be redeemed shall be selected in accordance with DTC procedures.

Unless Sasol USA or Sasol defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.

Optional Tax Redemption

We or the guarantor may redeem each series of guaranteed debt securities at our option in whole but not in part at any time (except in the case of debt securities that have a variable rate of interest, which may be redeemed on any interest payment date), if:

●	we or the guarantor would be required to pay additional amounts, as a result of any change in the tax laws or treaties (including the official application or interpretation thereof) of a Taxing Jurisdiction or, in the case of a treaty, to which a Taxing Jurisdiction is a party that, in the case of any of us, becomes effective on or after the date of issuance of that series (or, in the case of a successor, that becomes effective after the date such successor becomes such, or, in the case of assumption by the guarantor, the date of such assumption), as explained below under “—Payment of Additional Amounts “, or
●	there is a change in the official application or interpretation of a treaty to which a Taxing Jurisdiction is a party, this change is proposed and becomes effective on or after a date on which one of our affiliates borrows money from us, and because of the change this affiliate would be required to deduct or withhold tax on payments to us to enable us to make any payment of principal, premium, if any, or interest.

In both of these cases, however, we will not be permitted to redeem a series of debt securities if we can avoid either the payment of additional amounts, or deductions or withholding, as the case may be, by using reasonable measures available to us. For the avoidance of doubt, reasonable measures shall not include changing our jurisdiction of incorporation.

Except in the case of outstanding original issue discount debt securities, which may be redeemed at the redemption price specified by the terms of that series of debt securities, the redemption price will be equal to the principal amount plus accrued interest to the date of redemption.

Change of Control Repurchase Event

If a change of control repurchase event occurs in respect of the notes of a series, unless either Sasol USA or Sasol has exercised its right to redeem in whole the then-outstanding notes as described under “—Optional Redemption” or “—Optional Tax Redemption” above, Sasol USA will be required to make an offer to each holder of the notes of a series to repurchase all or any part (in minimal denominations of $200,000 and integral multiples of $1,000 in excess thereof) of that holder’s notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the notes repurchased plus any accrued and unpaid interest on the notes repurchased to, but not including, the date of repurchase. Within 30 days following any change of control repurchase event or, at the Sasol USA’s option, prior to any change of control, but after the public announcement of the proposed change of control, Sasol USA will mail a notice to each holder, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the change of control repurchase event and offering to repurchase the notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, other than as may be required by law. The notice shall, if mailed prior to the date of consummation of the change of control, state that the offer to purchase is conditioned on a change of control repurchase event occurring on or prior to the payment date specified in the notice. Holders of the notes electing to have their notes purchased pursuant to a change of control repurchase event offer will be required to surrender their notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the note completed, to the paying agent at the address specified in the notice, or transfer their notes to the paying agent by book-entry transfer pursuant to the applicable procedures of the paying agent, prior to the close of business on the third business day prior to the repurchase payment date. Sasol USA will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a change of control repurchase event. To the extent that the provisions of any applicable securities or corporate laws or regulations conflict with the change of control repurchase event provisions of the notes, Sasol USA will comply with the applicable securities or corporate laws and regulations and will not be deemed to have breached its obligations under the change of control repurchase event provisions of the notes by virtue of such conflict.

On the repurchase date following a change of control repurchase event, Sasol USA will, to the extent lawful:

(1)	accept for payment all notes or portions of the notes properly tendered pursuant to Sasol USA’ offer;
(2)	deposit with the paying agent an amount equal to the aggregate purchase price in respect of all the notes or portions of the notes properly tendered; and
(3)	deliver or cause to be delivered to the trustee the notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of notes being purchased by Sasol USA.

The paying agent will promptly mail to each holder of notes properly tendered the purchase price for the notes (or make payment through the depositary), and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any notes surrendered; provided, however, that each new note will be in a minimum principal amount of $200,000 and integral multiples of $1,000 in excess thereof.

Sasol USA will not be required to make an offer to repurchase the notes issued by it upon a change of control repurchase event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by Sasol USA and such third party purchases all notes properly tendered and not withdrawn under its offer.

For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:

“change of control” means the occurrence of any of the following:

(1)

the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger, scheme of arrangement, amalgamation or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Sasol and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to Sasol or one of its subsidiaries;

(2)

the consummation of any transaction (including, without limitation, any merger, scheme of arrangement, amalgamation or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a subsidiary of Sasol) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of Sasol’s voting stock or other voting stock into which Sasol’s voting stock is reclassified, consolidated, exchanged or changed measured by voting power rather than number of shares;

(3)

Sasol consolidates with, or merges with or into, or enters into a scheme of arrangement with or amalgamates with, any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), or any person consolidates with, or merges with or into, or enters into a plan or arrangement with, Sasol, in any such event pursuant to a transaction in which any of the outstanding voting stock of Sasol or such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the voting stock of Sasol outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the voting stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction; or

(4)	the adoption of a plan relating to the liquidation or dissolution of Sasol.

Notwithstanding the foregoing, a transaction will not be deemed to involve a change of control if (1) Sasol becomes a direct or indirect wholly owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of Sasol’s voting stock immediately prior to that transaction or (B) immediately following that transaction, no “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the voting stock of such holding company.

The definition of change of control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of Sasol and its subsidiaries’ assets taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all”, there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require Sasol USA to repurchase such holder’s notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of Sasol’s and its subsidiaries’ assets taken as a whole to another person or group may be uncertain. Holders may not be entitled to require Sasol Financing to purchase their notes in certain circumstances involving a significant change in the composition of the board of directors of Sasol, including in connection with a proxy contest, where the board of directors of Sasol initially publicly opposes the election of a dissident slate of directors, but subsequently approves such directors for the purposes of the 2018 Indenture governing the notes. This may result in a change in the composition of the board of directors of Sasol that, but for such subsequent approval, would have otherwise constituted a change of control under the terms of the 2018 Indenture governing the notes.

“change of control repurchase event” means the occurrence of both a change of control and a rating event.

“investment grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); and the equivalent investment grade credit rating from any additional rating agency or rating agencies selected by Sasol as a replacement rating agency or replacement ratings agencies.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“rating agency” means each of Moody’s and S&P; provided, however, that if either Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of Sasol’s control, Sasol may select (as certified by a resolution of Sasol’s board of directors) a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“rating category” means (i) with respect to S&P, any of the following categories: BBB, BB, B, CCC, CC, C and D (or equivalent successor categories) and (ii) with respect to Moody’s, any of the following categories: Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories). In determining whether the rating of the notes has decreased by one or more gradations, gradations within rating categories (+ and – for S&P; 1, 2 and 3 for Moody’s; or the equivalent gradations for another rating agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB– to B+, will constitute a decrease of one gradation).

“rating date” means the date that is 60 days prior to the earlier of (1) the occurrence of a change of control; or (2) the public notice of the intention by Sasol to effect a change of control.

“rating event” means the occurrence of the events in (A) or (B) of this definition on any date during the 60-day period (which period shall be extended so long as the rating of the notes is under publicly announced consideration for a possible downgrade by any of the rating agencies) after the earlier of (1) the occurrence of a change of control; or (2) the public notice of the intention by Sasol to effect a change of control if (A) the notes are rated on the ratings date by each rating agency as investment grade, the rating of the notes shall be reduced so that the notes are rated below investment grade by at least one rating agency, or (B) the notes are rated on the ratings date below investment grade by at least one rating agency, the rating of the notes by at least one rating agency shall be reduced by one or more gradations (including gradations within rating categories, as well as between rating categories). Notwithstanding the foregoing, a rating event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular change of control (and thus shall not be deemed a rating event for purposes of the definition of change of control repurchase event hereunder) if (i) the rating agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee or Sasol in writing at its request that the reduction was the result, in whole or in part, of the applicable change of control (whether or not the applicable change of control shall have occurred at the time of the rating event) or (ii) the rating of the notes by the rating agency making the reduction in rating to which this definition would otherwise apply is within the relevant 60-day period subsequently upgraded to an investment grade rating.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“voting stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

The change of control repurchase event feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of Sasol and, thus, the removal of incumbent management. Subject to the limitations discussed below, Sasol could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a change of control repurchase event under the notes, but that could increase the amount of indebtedness outstanding at such time or otherwise affect Sasol’s capital structure or credit ratings on the notes. Restrictions on Sasol’s ability to incur liens are contained in the covenants as described under “—Limitation on Liens” below.

Sasol USA may not have sufficient funds to repurchase all the notes upon a change of control repurchase event.

Payment of Additional Amounts

We will pay all amounts of principal of, and any premium and interest on, any debt securities, and all payments pursuant to the guarantee shall be made, without deduction or withholding for any taxes, assessments or other charges imposed by the government of South Africa, the United States or any other jurisdiction where we or the guarantor are organized or tax resident or in which we are treated as being engaged in a trade or business, as the case may be, or the government of a jurisdiction in which a successor to any of us, as the case may be, is organized or tax resident (“Taxing Jurisdiction”). If deduction or withholding of any of these charges is required by a Taxing Jurisdiction, we (or the guarantor) will pay any additional amounts necessary to make the net amount paid to the affected holders equal the amount the holders would have received in the absence of the deduction or withholding. However, these “additional amounts” will not include:

●	the amount of any tax, assessment or other governmental charge imposed by any government of any jurisdiction other than a Taxing Jurisdiction;
●	the amount of any tax, assessment or other governmental charge that is only payable because either:
o	some present or former connection exists between the holder or beneficial owner of the debt security and a Taxing Jurisdiction other than as a result of holding a note or enforcing its rights thereunder (including, but not limited to, the holder or beneficial owner of the debt security being or having been a citizen, resident or national thereof, or being or having been present or engaged in business therein, or having or having had a permanent establishment therein); or
o	the holder presented the debt security for payment more than 30 days after the date on which the relevant payment becomes due or was provided for, whichever is later;

●	any estate, inheritance, gift, sale, transfer, personal property, value added, excise or similar tax, duty, assessment or other governmental charge;
●	the amount of any tax, assessment or other governmental charge that is payable other than by deduction or withholding from a payment on the debt securities;
●	the amount of any tax, assessment or other governmental charge that is imposed or withheld due to the holder or beneficial owner of the debt security failing to accurately comply with a request from us either to provide information concerning the beneficial owner’s nationality, residence or identity or make any claim or to satisfy any information or reporting requirement, if the completion of either is required by statute, treaty, regulation or administrative practice of the Taxing Jurisdiction as a precondition to exemption from the applicable governmental charge;
●	the amount of any tax, assessment or other governmental charge imposed, deducted or withheld pursuant to section 1471(b) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) or otherwise imposed pursuant to sections 1471 through 1474 of the Code, in each case, as of the date of issuance (and any amended or successor version that is substantively comparable), any current or future regulations or agreements thereunder, official interpretations thereof or similar law or regulation implementing an intergovernmental agreement relating thereto;
●	the amount of any tax, assessment or other governmental charge imposed by reason of the holder’s past or present status as a passive foreign investment company, a controlled foreign corporation, a foreign tax exempt organization or a personal holding company with respect to the United States or as a corporation that accumulates earnings to avoid U.S. federal income tax;
●	the amount of any tax, assessment or other governmental charge imposed on interest received by (1) a 10% shareholder (as defined in section 871(h)(3)(B) of Code, and the regulations promulgated thereunder) of Sasol USA or (2) a controlled foreign corporation that is related to Sasol USA within the meaning of section 864(d)(4) of the Code, or (3) a bank receiving interest described in section 881(c)(3)(A) of the Code, to the extent such tax, assessment or other governmental charge would not have been imposed but for the holder’s status as described in clauses (1) through (3) of this bullet;
●	in the case of a holder that is a U.S. Person (as defined below), the amount of any withholding tax or deduction, or any similar tax, imposed by the United States or a political subdivision thereof; or
●	any combination of the withholdings, taxes, assessments or other governmental charges described above.

Additionally, additional amounts shall not be paid with respect to any payment to a holder who is a fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner of such payment would not have been entitled to such additional amounts had it been the holder.

The prospectus supplement will describe any additional circumstances under which additional amounts will not be paid with respect to guaranteed debt securities.

Limitation on Liens

Sasol covenants in the 2018 Indenture that it will not, nor will it permit any “Restricted Subsidiary” to, create, incur, issue, assume or guarantee any indebtedness for money borrowed (“Debt”) if such Debt is secured by any mortgage, security interest, pledge, lien or other similar encumbrance (a “lien” or “liens”) upon any “Principal Property” of it or any Restricted Subsidiary or any shares of stock of or debt owed to any Restricted Subsidiary, whether owned at the date of the 2018 Indenture or thereafter acquired, without effectively securing the securities issued under the 2018 Indenture equally and ratably with or prior to the secured Debt. See further below for definitions of “Restricted Subsidiary” and “Principal Property”.

This lien restriction will not apply to, among other things:

●	liens on property, shares of stock or indebtedness of any corporation existing at the time it becomes a subsidiary of Sasol provided that any such lien was not created in contemplation of becoming a subsidiary;
●	liens on property or shares of stock existing at the time of acquisition thereof or to secure the payment of all or any part of the purchase price thereof or all or part of the cost of the improvement, construction, alteration or repair of any building, equipment or facilities or of any other improvements on, all or any part of the property or to secure any Debt incurred prior to, at the time of, or within 12 months after, in the case of shares of stock, the acquisition of such shares and, in the case of property, the later of the acquisition, the completion of construction (including any improvements, alterations or repairs on an existing property) or the commencement of commercial operation of such property, which Debt is incurred for the purpose of financing all or any part of the purchase price thereof or all or part of the cost of improvement, construction, alteration or repair thereon;
●	liens on any Principal Property or on shares of stock or indebtedness of any Restricted Subsidiary, to secure all or any part of the cost of exploration, drilling, development, improvement, construction, alteration or repair of any part of the Principal Property or to secure any Debt incurred to finance or refinance all or any part of such cost;
●	liens existing at the date of the 2018 Indenture;
●	liens that secure debt owing by a Restricted Subsidiary to Sasol or any subsidiary of Sasol;
●	liens on property owned or held by any corporation or on shares of stock or indebtedness of any corporation, in either case existing at the time such corporation is merged into or consolidated or amalgamated with Sasol or a Restricted Subsidiary, or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to Sasol or a Restricted Subsidiary;
●	liens arising by operation of law (other than by reason of default);
●	liens to secure Debt incurred in the ordinary course of business and maturing not more than 12 months from the date incurred;
●	liens arising pursuant to the specific terms of any license, joint operating agreement, unitization agreement or other similar document evidencing the interest of Sasol or a Restricted Subsidiary in any mine or any oil or gas producing property or related facilities (including pipelines), provided that any such lien is limited to such interest;
●	liens on any Principal Property or on shares of stock or indebtedness of any Restricted Subsidiary in relation to which Project Finance Indebtedness (as defined below) has been incurred, to secure that Project Finance Indebtedness;
●	liens created in accordance with normal practice to secure Debt of Sasol whose main purpose is the raising of finances under any options, futures, swaps, short sale contracts or similar or related instruments which relate to the purchase or sale of securities, commodities or currencies; and
●	any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any liens referred to above, or of any Debt secured thereby; provided that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement lien shall be limited to all or any part of the same property, shares of stock or indebtedness that secured the lien extended, renewed or replaced (plus improvements on such property), or property received or shares of stock issued in substitution or exchange therefor.

In addition, the lien restriction does not apply to Debt secured by a lien, if the Debt, together with all other Debt secured by liens on Principal Property of Sasol or any Restricted Subsidiary (not including permitted liens described above) and the Attributable Debt (generally defined as the discounted present value of net rental payments, but excluding payments on bona fide operating leases) associated with Sale and Lease Back Transactions entered into after our first issuance of debt securities under the 2018 Indenture (but not including “Sale and Lease Back Transactions” pursuant to which debt has been retired), does not exceed a certain percentage of the consolidated net tangible assets of Sasol and its consolidated subsidiaries, as shown on the audited consolidated balance sheet prepared in accordance with International Financial Reporting Standards. The specific percentage will be determined at the time we issue any debt and will be described in the applicable prospectus supplement.

The following types of transactions shall not be deemed to create Debt secured by a lien:

●	the sale or other transfer, by way of security or otherwise, of (a) coal, oil, gas or other minerals in place or at the wellhead or a right or license granted by any governmental authority to explore for, drill, mine, develop, recover or get such coal, oil, gas or other minerals (whether such license or right is held with others or not) for a period of time until, or in an amount such that, the purchaser will realize therefrom a specified amount of money (however determined) or a specified amount of such coal, oil, gas or other minerals, or (b) any other interest in property of the character commonly referred to as a “production payment”; “royalty” or “stream”; and
●	liens on property in favour of the United States or any state thereof, or the Republic of South Africa, or any other country, or any political subdivision of any of the foregoing, or any department, agency or instrumentality of the foregoing, to secure partial, progress, advance or other payments pursuant to the provisions of any contract or statute including, without limitation, liens to secure indebtedness of the pollution control or industrial revenue bond type, or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of construction of the property or acquisition of equipment subject to such liens.

The term “Restricted Subsidiary” is defined in the 2018 Indenture to mean any wholly owned subsidiary of Sasol which owns a Principal Property, unless the subsidiary is primarily engaged in the business of a finance company and any other subsidiary designated as a “Restricted Subsidiary” in the applicable prospectus supplement.

The term “Principal Property” is defined in the 2018 Indenture to mean (a) oil or gas producing property (including leases, rights or other authorizations to conduct operations over any producing property), (b) any refining or manufacturing plant, (c) any mine, mineral deposit or processing plant, or (d) any building, pipeline, structure, dam or other facility, together with the land upon which it is erected and fixtures comprising a part thereof, in each case whose net book value exceeds a certain percentage of consolidated net tangible assets of Sasol, unless the board of directors of Sasol thinks that the property is not of material importance to its overall business or that the portion of a property in question is not of material importance to the rest of such property. The specific percentage will be determined at the time we issue any debt and will be described in the applicable prospectus supplement.

The term “Project Finance Indebtedness” is defined in the 2018 Indenture to mean any indebtedness incurred in relation to any asset for the purposes of financing the whole or any part of the acquisition, creation, construction, expansion, operation, improvement or development of such asset where the financial institution(s) or other persons to whom such indebtedness is owed (and any trustees or other agents therefor) has or have recourse to (i) the applicable project borrower (where such project borrower is formed solely or principally for the purpose of the relevant project) and any or all of its rights and assets and/or (ii) such asset (or any derivative asset thereof) but, in either case, does not or do not have recourse to Sasol or any of its subsidiaries other than in respect of (a) Sasol’s or such subsidiary’s interests in the equity or indebtedness of the applicable project borrower or the interests of Sasol or any other of its subsidiaries in the equity or indebtedness of any subsidiary that holds, directly or indirectly, interests in the equity or indebtedness of the applicable project borrower, (b) the rights of the applicable project borrower under any contract with Sasol or any of its other subsidiaries, (c) obligations of Sasol or such subsidiary pursuant to completion or performance guarantees or price support, cost overrun support or other support obligations, in each case, in connection with the relevant project or (d) claims for indemnity or damages arising from breach of representations or covenants made by Sasol or such subsidiary to such financial institution or other person.

Limitation on Sale and Lease Back Transactions

Sasol covenants in the 2018 Indenture that it will not, nor will it permit any Restricted Subsidiary, to enter into any arrangement with any party providing for the leasing to it or any Restricted Subsidiary of any Principal Property (except for temporary leases for a term, including renewals, of not more than three years) which has been or is to be sold by it or the Restricted Subsidiary to the party (a “Sale and Lease Back Transaction”), unless:

●	the Attributable Debt (generally defined as the discounted present value of net rental payments, but excluding payments on bona fide operating leases) of the Sale and Lease Back Transaction, together with the Attributable Debt of all other Sale and Lease Back Transactions entered into since the first issuance of debt securities under the 2018 Indenture and the aggregate principal amount of its debt secured by liens on Principal Property of Sasol or any Restricted Subsidiary or any shares of stock of or debt owed to any Restricted Subsidiary (but excluding debt secured by permitted liens bulleted under “—Limitation on Liens” above, and excluding Sale and Lease Back Transactions pursuant to which debt has been retired) would not exceed a certain percentage of the consolidated net tangible assets of Sasol, as shown on the audited balance sheet prepared in accordance with International Financial Reporting Standards, which percentage will be determined at the time we issue any debt and will be described in the applicable prospectus supplement;
●	Sasol or the Restricted Subsidiary would be entitled to incur debt secured by a lien on the Principal Property to be leased without securing the securities issued under the 2018 Indenture, as described in the bullet points under “—Limitation on Liens” above;
●	Sasol applies an amount equal to the fair value of the Principal Property that is the subject of a Sale and Leaseback Transaction to the retirement of the securities, or to the retirement of long-term indebtedness of Sasol or a Restricted Subsidiary that is not subordinated to the debt securities issued; or
●	Sasol enters into a bona fide commitment to expend for the acquisition or improvement of a Principal Property an amount at least equal to the fair value of the Principal Property leased.

In addition, the limitation on sale and leaseback transactions does not apply if attributable debt (generally defined as the discounted present value of net rental payments, but excluding payments on bona fide operating leases) associated with the sale and lease back transaction, together with the attributable debt of all other sale and lease back transactions entered into after this first issuance of debt securities under the 2018 Indenture and the aggregate principal amount of Sasol’s debt secured by liens on Principal Property of Sasol or any restricted subsidiary (but not including permitted liens described under “—Limitation on Liens”, and sale and lease back transactions pursuant to which debt has been retired) would not exceed 15% of the consolidated net tangible assets of Sasol and its consolidated subsidiaries (as set forth on the most recent balance sheet but, in any event, as of a date within 150 days of the date of determination) prepared in accordance with IFRS.

Events of Default

You will have special rights if an Event of Default occurs in respect of the debt securities of your series and is not cured, as described later in this subsection.

What Is an Event of Default? Unless we specify otherwise in the applicable prospectus supplement, the term “Event of Default” in respect of the debt securities of your series means any of the following:

●	failure to pay the principal of, or any premium on, a debt security of that series on its due date;
●	failure to pay interest or additional amounts on a debt security of that series within 30 days of its due date;
●	failure to deposit any sinking fund payment in respect of debt securities of that series on its due date;
●	we or the guarantor remain in breach of a covenant in respect of debt securities of that series for 90 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of at least 25 percent of the principal amount of debt securities of that series;
●	we or the guarantor file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur;
●	the guarantee ceases to be in full force and effect; or
●	any other Event of Default in respect of debt securities of that series described in the prospectus supplement occurs.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the 2018 Indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal or interest, if it considers the withholding of notice to be in the interests of the holders of the affected series.

Remedies if an Event of Default Occurs. If an Event of Default has occurred and has not been cured, the trustee or the holders of at least 25 percent in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be cancelled by the holders of at least a majority in principal amount of the debt securities of the affected series.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the 2018 Indenture at the request of any holders unless the holders offer the trustee protection from expenses and liability (called an “indemnity”) satisfactory to the trustee. If an indemnity reasonably satisfactory to the trustee is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

Before you are allowed to bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

●	you must give your trustee written notice that an Event of Default has occurred and remains uncured•
●	the holders of at least 25 percent in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer indemnity to the trustee reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

●	the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity; and
●	the holders of a majority in principal amount of the debt securities of the relevant series must not have given the trustee a direction inconsistent with the above notice.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date.

Holders of a majority in principal amount of the debt securities of the affected series may waive any past defaults other than:

●	the payment of principal, any premium or interest; and
●	in respect of a covenant that cannot be modified or amended without the consent of each holder.

BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS OR BROKERS FOR INFORMATION ON HOW TO GIVE NOTICE OR DIRECTION TO OR MAKE A REQUEST OF THE TRUSTEE AND HOW TO DECLARE OR CANCEL AN ACCELERATION.

Each year, we and the guarantor will furnish to the trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the 2018 Indenture and the debt securities, or else specifying any default.

Merger or Consolidation

Under the terms of the 2018 Indenture, each of Sasol USA and Sasol is generally permitted to consolidate or merge with another entity. In addition, each of Sasol USA and Sasol is also permitted to sell all or substantially all of its assets to another entity. However, neither Sasol USA nor Sasol may take any of these actions unless all the following conditions are met:

●	where Sasol USA (or Sasol, as the case may be) merges out of existence or sells its assets, the resulting or acquiring entity must agree to be legally responsible for the notes (or the guarantee, as the case may be);
●	immediately after giving effect to the merger or sale of assets, no default on the debt securities shall have occurred and be continuing; and
●	Sasol USA (or Sasol or the acquiring entity, as the case may be) must deliver certain certificates and documents to the trustee.

Modification or Waiver

There are three types of changes we can make to the 2018 Indenture and the debt securities issued under the 2018 Indenture.

Changes Requiring Your Approval

First, there are changes that we cannot make to your debt securities without your specific approval. Following is a list of those types of changes unless we specify otherwise in the applicable prospectus supplement:

●	change the stated maturity of the principal of (or premium, if any) or interest on a debt security;
●	reduce any amounts due on a debt security;
●	reduce the amount of principal payable upon acceleration of the maturity of a security following a default;
●	adversely affect any right of repayment at the holder’s option;
●	change the place or currency of payment on a debt security
●	impair your right to sue for payment;
●	adversely affect any right to convert or exchange a debt security in accordance with its terms;
●	reduce the percentage in principal amount of holders of debt securities whose consent is needed to modify or amend the 2018 Indenture;
●	reduce the percentage in principal amount of holders of debt securities whose consent is needed to waive compliance with certain provisions of the 2018 Indenture or to waive certain defaults under the 2018 Indenture;
●	modify any other aspect of the provisions of the 2018 Indenture dealing with modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; and
●	change any obligation to pay additional amounts, as explained above under “—Payment of Additional Amounts “.

Changes Not Requiring Approval

The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect. We also do not need any approval to make any change that affects only debt securities to be issued under the 2018 Indenture after the change takes effect.

Changes Requiring Majority Approval

Any other change to the 2018 Indenture or the debt securities would require the following approval unless we specify otherwise in the applicable prospectus supplement:

●	if the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series;
●	if the change affects more than one series of debt securities, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

In each case, any resolution passed or decision taken at any meeting of the holders of a series of debt securities must be in writing.

The holders of a majority in principal amount of any series of debt securities issued under the 2018 Indenture may waive our and the guarantor’s compliance with some of our covenants in the 2018 Indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “—Changes Requiring Your Approval”.

Further Details Concerning Voting

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding securities that are entitled to vote or take other action under the 2018 Indenture. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding securities of those series on the record date, and the vote or other action must be taken within eleven months following the record date. Unless otherwise specified in the applicable prospectus supplement, the holder of a debt security will be entitled to one vote for each $1,000 principal amount of the debt security that is outstanding and held by it. Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “—Defeasance—Full Defeasance”.

BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS OR BROKERS FOR INFORMATION ON HOW APPROVAL MAY BE GRANTED OR DENIED IF WE SEEK TO CHANGE THE 2018 INDENTURE OR THE DEBT SECURITIES OR REQUEST A WAIVER.

Sinking Fund

The notes of each series will not be entitled to the benefit of a sinking fund.

Defeasance

The following provisions will be applicable to the notes.

Covenant Defeasance

Under current U.S. federal tax law, we or the guarantor can make the deposit described below and be released from some of the restrictive covenants in the 2018 Indenture under which a particular series was issued. This is called “covenant defeasance”. In that event, you would lose the protection of those restrictive covenants but would gain the protection of having cash and U.S. government securities set aside in trust to repay your debt securities. In order to achieve covenant defeasance, we must do the following:

●	we must deposit in trust for the benefit of all holders of the debt securities of the particular series a combination of cash and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities of the particular series on their various due dates;
●	the “covenant defeasance” must not otherwise result in a breach of the 2018 Indenture or any of our or the guarantor’s material agreements;
●	no Event of Default must have occurred and remain uncured;
●	we must deliver to the trustee a legal opinion of our counsel confirming that, under current federal income tax law, we may make the above deposit without causing you to be taxed on the debt securities of the particular series any differently than if we did not make the deposit and just repaid the debt securities of the particular series ourselves at maturity; and

●	we must deliver to the trustee a legal opinion and officer’s certificate, each stating that all conditions precedent to “covenant defeasance” under the 2018 Indenture have been met.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there is a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Full Defeasance

Under certain circumstances as described below, we or the guarantor can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “full defeasance”) if we put in place the following arrangements for you to be repaid:

●	we must deposit in trust for the benefit of all holders of the debt securities of the particular series a combination of cash and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities of the particular series on their various due dates;
●	the “full defeasance” must not otherwise result in a breach of the 2018 Indenture or any of our or the guarantor’s material agreements;
●	no Event of Default must have occurred and remain uncured;
●	we must deliver to the trustee a legal opinion confirming that there has been a change in current federal tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the debt securities of the particular series any differently than if we did not make the deposit and just repaid the debt securities of the particular series ourselves at maturity. Under current U.S. federal tax law, the deposit and our legal release from the debt securities of the particular series would be treated as though we paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on the debt securities at the time of the deposit; and
●	we must deliver to the trustee an opinion of counsel and an officer’s certificate, each stating that all conditions precedent to “full defeasance” under the 2018 Indenture have been met.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the unlikely event of any shortfall.

Listing

The notes of each series are listed on the New York Stock Exchange.

Guarantee

Sasol fully and unconditionally guarantees the debt securities issued by Sasol USA under a guarantee of the payment of principal of, and any premium, interest and “additional amounts” on, these debt securities when due, whether at maturity or otherwise. Sasol has obtained the approval of the SARB to provide this guarantee.

DESCRIPTION OF THE 2026 AND 2031 NOTES

This section describes the specific financial and legal terms of the 4.375% notes due 2026 and the 5.500% notes due 2031 under the 2018 Indenture. The following description is a summary of material provisions of the notes and the 2018 Indenture and does not purport to be complete. Except where the context clearly refers to Sasol Limited (“Sasol”), references to “we”, “us” and “our” in this section refer to Sasol Financing USA LLC (“Sasol USA”). References to “holder”, “you” and “your” in this section refers to holders of the notes.

General

The notes were issued under the 2018 Indenture. Book-entry interests in the notes will be issued in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof. Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months. The 2018 Indenture is, and the notes and the guarantee will be, governed by the laws of the State of New York.

The 2026 Notes were initially issued in an aggregate principal amount of $650,000,000 and mature on 18 September 2026. The 2026 Notes bear interest at a rate of 4.375% per annum, payable semi-annually in arrears on 18 March and 18 September of each year, commencing 18 September 2021. The regular record dates for the notes are every 1 March and 15 September of each year.

The 2031 Notes were initially be issued in an aggregate principal amount of $850,000,000 and mature on 18 March 2031. The 2031 Notes bear interest at a rate of 5.500% per annum, payable semi-annually in arrears on 18 March and 18 September of each year, commencing 18 September 2021. The regular record dates for the notes are every 1 March and 1 September of each year.

If any scheduled interest payment date is not a business day, Sasol USA will pay interest on the next business day, but interest on that payment will not accrue during the period from and after the scheduled interest payment date. If the scheduled maturity date or date of redemption or repayment is not a business day, Sasol may pay interest and principal and premium, if any, on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.

A “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York City, Wilmington, Delaware or in London, England.

The notes are unsecured and unsubordinated indebtedness of Sasol USA and rank equally with all of its other unsecured and unsubordinated indebtedness from time to time outstanding. The notes are or will be effectively subordinated to any of Sasol USA’s existing and future secured debt, to the extent of the value of the assets securing such debt.

The trustee’s corporate trust office in Wilmington, Delaware is designated as the principal paying agent. Sasol USA may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

Further Issuances

Sasol USA may, without the consent of the holders of the notes, issue additional notes of a series having the same ranking and same interest rate, maturity date, redemption terms and other terms as the notes except for the price to the public and issue date, provided, however, that such additional notes that have the same CUSIP, ISIN, Common Code or other identifying numbers as the notes offered hereunder must be fungible with such notes for US federal income tax purposes. Any such additional notes, together with the notes, will constitute a single series of securities under the 2018 Indenture and are included in the definition of “notes” in this section where the context requires. There is no limitation on the amount of notes or other debt securities that Sasol USA may issue under the 2018 Indenture.

Optional Redemption

Prior to 18 August 2026 (the “2026 Notes Par Call Date”) for the 2026 Notes and prior to 18 December 2030 (the “2031 Notes Par Call Date”) for the 2031 Notes, the relevant series of notes will be redeemable as a whole or in part, at the option of Sasol USA or Sasol at any time and from time to time, at a redemption price equal to the greater of (i) 100% of the principal amount of the notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the notes, assuming for such purpose that the 2026 Notes were called on the 2026 Notes Par Call Date and the 2031 Notes were called on the 2031 Notes Par Call Date (exclusive of interest accrued and unpaid to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus the Make-whole Spread, plus, in each case, accrued and unpaid interest thereon to, but not including, the date of redemption. Further instalments of interest on the notes to be redeemed that are due and payable on the interest payment dates falling on or prior to a redemption date shall be payable on the interest payment date to the registered holders as of the close of business on the relevant regular record date according to the notes and the 2018 Indenture.

On or after the 2026 Notes Par Call Date for the 2026 Notes and on or after the 2031 Notes Par Call Date for the 2031 Notes, the relevant series of notes will be redeemable in whole (but not in part), at the option of Sasol USA or Sasol at any time, at a redemption price equal to 100% of the principal amount of such series of notes plus, in each case, accrued and unpaid interest thereon to, but not including, the date of redemption.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the US Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the notes, assuming for such purpose that the 2026 Notes mature on the 2026 Notes Par Call Date and the 2031 Notes mature on the 2031 Notes Par Call Date.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by Sasol USA.

“Comparable Treasury Price” means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if Sasol USA obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means each of BofA Securities Inc., Citigroup Global Markets Inc, Mizuho International plc, a Primary Treasury Dealer (as defined below) selected by MUFG Securities EMEA plc or their respective affiliates that are primary US government securities dealers (a “Primary Treasury Dealer”) and two other Primary Treasury Dealers in New York City, selected by Sasol USA, and their respective successors; provided however, that if any of the foregoing or their affiliates shall cease to be a Primary Treasury Dealer in New York Citi, Sasol USA shall substitute therefor another such Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by Sasol USA, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to Sasol USA by such Reference Treasury Dealer at 3:30 p.m. New York City time on the third business day preceding such redemption date.

“Make-whole Spread” means 50 basis points.

Sasol USA will give notice to each holder of notes to be redeemed of any redemption that Sasol USA or Sasol propose to make at least 10 days, but not more than 60 days, before the redemption date or request that the trustee send such notice of redemption to each holder of notes to be redeemed in the name of Sasol USA and at its expense. If fewer than all of the notes are to be redeemed, the notes to be redeemed shall be selected in accordance with DTC procedures.

Unless Sasol USA or Sasol defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.

Optional Tax Redemption

We or the guarantor may redeem each series of guaranteed debt securities at our option in whole but not in part at any time (except in the case of debt securities that have a variable rate of interest, which may be redeemed on any interest payment date), if:

●	we or the guarantor would be required to pay additional amounts, as a result of any change in the tax laws or treaties (including the official application or interpretation thereof) of a Taxing Jurisdiction or, in the case of a treaty, to which a Taxing Jurisdiction is a party that, in the case of any of us, becomes effective on or after the date of issuance of that series (or, in the case of a successor, that becomes effective after the date such successor becomes such, or, in the case of assumption by the guarantor, the date of such assumption), as explained above under “—Payment of Additional Amounts”, or
●	there is a change in the official application or interpretation of a treaty to which a Taxing Jurisdiction is a party, this change is proposed and becomes effective on or after a date on which one of our affiliates borrows money from us, and because of the change this affiliate would be required to deduct or withhold tax on payments to us to enable us to make any payment of principal, premium, if any, or interest.

In both of these cases, however, we will not be permitted to redeem a series of debt securities if we can avoid either the payment of additional amounts, or deductions or withholding, as the case may be, by using reasonable measures available to us. For the avoidance of doubt, reasonable measures shall not include changing our jurisdiction of incorporation.

Except in the case of outstanding original issue discount debt securities, which may be redeemed at the redemption price specified by the terms of that series of debt securities, the redemption price will be equal to the principal amount plus accrued interest to the date of redemption.

Change of Control Repurchase Event

If a change of control repurchase event occurs in respect of the notes of a series, unless either Sasol USA or Sasol has exercised its right to redeem in whole the then-outstanding notes as described under “—Optional Redemption” or “—Optional Tax Redemption” above, Sasol USA will be required to make an offer to each holder of the notes of a series to repurchase all or any part (in minimal denominations of $200,000 and integral multiples of $1,000 in excess thereof) of that holder’s notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the notes repurchased plus any accrued and unpaid interest on the notes repurchased to, but not including, the date of repurchase. Within 30 days following any change of control repurchase event or, at the Sasol USA’s option, prior to any change of control, but after the public announcement of the proposed change of control, Sasol USA will mail a notice to each holder, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the change of control repurchase event and offering to repurchase the notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, other than as may be required by law. The notice shall, if mailed prior to the date of consummation of the change of control, state that the offer to purchase is conditioned on a change of control repurchase event occurring on or prior to the payment date specified in the notice. Holders of the notes electing to have their notes purchased pursuant to a change of control repurchase event offer will be required to surrender their notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the note completed, to the paying agent at the address specified in the notice, or transfer their notes to the paying agent by book-entry transfer pursuant to the applicable procedures of the paying agent, prior to the close of business on the third business day prior to the repurchase payment date. Sasol USA will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a change of control repurchase event. To the extent that the provisions of any applicable securities or corporate laws or regulations conflict with the change of control repurchase event provisions of the notes, Sasol USA will comply with the applicable securities or corporate laws and regulations and will not be deemed to have breached its obligations under the change of control repurchase event provisions of the notes by virtue of such conflict.

On the repurchase date following a change of control repurchase event, Sasol USA will, to the extent lawful:

(1)	accept for payment all notes or portions of the notes properly tendered pursuant to Sasol USA’ offer;
(2)	deposit with the paying agent an amount equal to the aggregate purchase price in respect of all the notes or portions of the notes properly tendered; and
(3)	deliver or cause to be delivered to the trustee the notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of notes being purchased by Sasol USA.

The paying agent will promptly mail to each holder of notes properly tendered the purchase price for the notes (or make payment through the depositary), and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any notes surrendered; provided, however, that each new note will be in a minimum principal amount of $200,000 and integral multiples of $1,000 in excess thereof.

Sasol USA will not be required to make an offer to repurchase the notes issued by it upon a change of control repurchase event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by Sasol USA and such third party purchases all notes properly tendered and not withdrawn under its offer.

For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:

“change of control” means the occurrence of any of the following:

(1)

the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger, scheme of arrangement, amalgamation or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Sasol and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to Sasol or one of its subsidiaries;

(2)

the consummation of any transaction (including, without limitation, any merger, scheme of arrangement, amalgamation or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a subsidiary of Sasol) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of Sasol’s voting stock or other voting stock into which Sasol’s voting stock is reclassified, consolidated, exchanged or changed measured by voting power rather than number of shares;

(3)

Sasol consolidates with, or merges with or into, or enters into a scheme of arrangement with or amalgamates with, any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), or any person consolidates with, or merges with or into, or enters into a plan or arrangement with, Sasol, in any such event pursuant to a transaction in which any of the outstanding voting stock of Sasol or such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the voting stock of Sasol outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the voting stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction; or

(4)	the adoption of a plan relating to the liquidation or dissolution of Sasol.

Notwithstanding the foregoing, a transaction will not be deemed to involve a change of control if (1) Sasol becomes a direct or indirect wholly owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of Sasol’s voting stock immediately prior to that transaction or (B) immediately following that transaction, no “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the voting stock of such holding company.

The definition of change of control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of Sasol and its subsidiaries’ assets taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all”, there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require Sasol USA to repurchase such holder’s notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of Sasol’s and its subsidiaries’ assets taken as a whole to another person or group may be uncertain. Holders may not be entitled to require Sasol USA to purchase their notes in certain circumstances involving a significant change in the composition of the board of directors of Sasol, including in connection with a proxy contest, where the board of directors of Sasol initially publicly opposes the election of a dissident slate of directors, but subsequently approves such directors for the purposes of the 2018 Indenture governing the notes. This may result in a change in the composition of the board of directors of Sasol that, but for such subsequent approval, would have otherwise constituted a change of control under the terms of the 2018 Indenture governing the notes.

“change of control repurchase event” means the occurrence of both a change of control and a rating event.

“investment grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); and the equivalent investment grade credit rating from any additional rating agency or rating agencies selected by Sasol as a replacement rating agency or replacement ratings agencies.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“rating agency” means each of Moody’s and S&P; provided, however, that if either Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of Sasol’s control, Sasol may select (as certified by a resolution of Sasol’s board of directors) a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“rating category” means (i) with respect to S&P, any of the following categories: BBB, BB, B, CCC, CC, C and D (or equivalent successor categories) and (ii) with respect to Moody’s, any of the following categories: Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories). In determining whether the rating of the notes has decreased by one or more gradations, gradations within rating categories (+ and – for S&P; 1, 2 and 3 for Moody’s;

or the equivalent gradations for another rating agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB– to B+, will constitute a decrease of one gradation).

“rating date” means the date that is 60 days prior to the earlier of (1) the occurrence of a change of control; or (2) the public notice of the intention by Sasol to effect a change of control.

“rating event” means the occurrence of the events in (A) or (B) of this definition on any date during the 60-day period (which period shall be extended so long as the rating of the notes is under publicly announced consideration for a possible downgrade by any of the rating agencies) after the earlier of (1) the occurrence of a change of control; or (2) the public notice of the intention by Sasol to effect a change of control if (A) the notes are rated on the ratings date by each rating agency as investment grade, the rating of the notes shall be reduced so that the notes are rated below investment grade by at least one rating agency, or (B) the notes are rated on the ratings date below investment grade by at least one rating agency, the rating of the notes by at least one rating agency shall be reduced by one or more gradations (including gradations within rating categories, as well as between rating categories). Notwithstanding the foregoing, a rating event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular change of control (and thus shall not be deemed a rating event for purposes of the definition of change of control repurchase event hereunder) if (i) the rating agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee or Sasol in writing at its request that the reduction was the result, in whole or in part, of the applicable change of control (whether or not the applicable change of control shall have occurred at the time of the rating event) or (ii) the rating of the notes by the rating agency making the reduction in rating to which this definition would otherwise apply is within the relevant 60-day period subsequently upgraded to an investment grade rating.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“voting stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

The change of control repurchase event feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of Sasol and, thus, the removal of incumbent management. Subject to the limitations discussed below, Sasol could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a change of control repurchase event under the notes, but that could increase the amount of indebtedness outstanding at such time or otherwise affect Sasol’s capital structure or credit ratings on the notes. Restrictions on Sasol’s ability to incur liens are contained in the covenants as described under “—Limitation on Liens” below.

Sasol USA may not have sufficient funds to repurchase all the notes upon a change of control repurchase event.

Payment of Additional Amounts

We will pay all amounts of principal of, and any premium and interest on, any debt securities, and all payments pursuant to the guarantee shall be made, without deduction or withholding for any taxes, assessments or other charges imposed by the government of South Africa, the United States or any other jurisdiction where we or the guarantor are organized or tax resident or in which we are treated as being engaged in a trade or business, as the case may be, or the government of a jurisdiction in which a successor to any of us, as the case may be, is organized or tax resident (“Taxing Jurisdiction”). If deduction or withholding of any of these charges is required by a Taxing Jurisdiction, we (or the guarantor) will pay any additional amounts necessary to make the net amount paid to the affected holders equal the amount the holders would have received in the absence of the deduction or withholding. However, these “additional amounts” will not include:

●	the amount of any tax, assessment or other governmental charge imposed by any government of any jurisdiction other than a Taxing Jurisdiction;
●	the amount of any tax, assessment or other governmental charge that is only payable because either:
o	some present or former connection exists between the holder or beneficial owner of the debt security and a Taxing Jurisdiction other than as a result of holding a note or enforcing its rights thereunder (including, but not limited to, the holder or beneficial owner of the debt security being or having been a citizen, resident or national thereof, or being or having been present or engaged in business therein, or having or having had a permanent establishment therein); or
o	the holder presented the debt security for payment more than 30 days after the date on which the relevant payment becomes due or was provided for, whichever is later;
●	any estate, inheritance, gift, sale, transfer, personal property, value added, excise or similar tax, duty, assessment or other governmental charge;
●	the amount of any tax, assessment or other governmental charge that is payable other than by deduction or withholding from a payment on the debt securities;
●	the amount of any tax, assessment or other governmental charge that is imposed or withheld due to the holder or beneficial owner of the debt security failing to accurately comply with a request from us either to provide information concerning the beneficial owner’s nationality, residence or identity or make any claim or to satisfy any information or reporting requirement, if the completion of either is required by statute, treaty, regulation or administrative practice of the Taxing Jurisdiction as a precondition to exemption from the applicable governmental charge;
●	the amount of any tax, assessment or other governmental charge imposed, deducted or withheld pursuant to section 1471(b) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) or otherwise imposed pursuant to sections 1471 through 1474 of the Code, in each case, as of the date of issuance (and any amended or successor version that is substantively comparable), any current or future regulations or agreements thereunder, official interpretations thereof or similar law or regulation implementing an intergovernmental agreement relating thereto;
●	the amount of any tax, assessment or other governmental charge imposed by reason of the holder’s past or present status as a passive foreign investment company, a controlled foreign corporation, a foreign tax exempt organization or a personal holding company with respect to the United States or as a corporation that accumulates earnings to avoid U.S. federal income tax;
●	the amount of any tax, assessment or other governmental charge imposed on interest received by (1) a 10% shareholder (as defined in section 871(h)(3)(B) of Code, and the regulations promulgated thereunder) of Sasol USA or (2) a controlled foreign corporation that is related to Sasol USA within the meaning of section 864(d)(4) of the Code, or (3) a bank receiving interest described in section 881(c)(3)(A) of the Code, to the extent such tax, assessment or other governmental charge would not have been imposed but for the holder’s status as described in clauses (1) through (3) of this bullet;
●	in the case of a holder that is a U.S. Person (as defined below), the amount of any withholding tax or deduction, or any similar tax, imposed by the United States or a political subdivision thereof; or
●	any combination of the withholdings, taxes, assessments or other governmental charges described above.

Additionally, additional amounts shall not be paid with respect to any payment to a holder who is a fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner of such payment would not have been entitled to such additional amounts had it been the holder.

The prospectus supplement will describe any additional circumstances under which additional amounts will not be paid with respect to guaranteed debt securities.

Limitation on Liens

Sasol covenants in the 2018 Indenture that it will not, nor will it permit any “Restricted Subsidiary” to, create, incur, issue, assume or guarantee any indebtedness for money borrowed (“Debt”) if such Debt is secured by any mortgage, security interest, pledge, lien or other similar encumbrance (a “lien” or “liens”) upon any “Principal Property” of it or any Restricted Subsidiary or any shares of stock of or debt owed to any Restricted Subsidiary, whether owned at the date of the 2018 Indenture or thereafter acquired, without effectively securing the securities issued under the 2018 Indenture equally and ratably with or prior to the secured Debt. See further below for definitions of “Restricted Subsidiary” and “Principal Property”.

This lien restriction will not apply to, among other things:

●	liens on property, shares of stock or indebtedness of any corporation existing at the time it becomes a subsidiary of Sasol provided that any such lien was not created in contemplation of becoming a subsidiary;
●	liens on property or shares of stock existing at the time of acquisition thereof or to secure the payment of all or any part of the purchase price thereof or all or part of the cost of the improvement, construction, alteration or repair of any building, equipment or facilities or of any other improvements on, all or any part of the property or to secure any Debt incurred prior to, at the time of, or within 12 months after, in the case of shares of stock, the acquisition of such shares and, in the case of property, the later of the acquisition, the completion of construction (including any improvements, alterations or repairs on an existing property) or the commencement of commercial operation of such property, which Debt is incurred for the purpose of financing all or any part of the purchase price thereof or all or part of the cost of improvement, construction, alteration or repair thereon;
●	liens on any Principal Property or on shares of stock or indebtedness of any Restricted Subsidiary, to secure all or any part of the cost of exploration, drilling, development, improvement, construction, alteration or repair of any part of the Principal Property or to secure any Debt incurred to finance or refinance all or any part of such cost;
●	liens existing at the date of the 2018 Indenture;
●	liens that secure debt owing by a Restricted Subsidiary to Sasol or any subsidiary of Sasol;
●	liens on property owned or held by any corporation or on shares of stock or indebtedness of any corporation, in either case existing at the time such corporation is merged into or consolidated or amalgamated with Sasol or a Restricted Subsidiary, or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to Sasol or a Restricted Subsidiary;
●	liens arising by operation of law (other than by reason of default);
●	liens to secure Debt incurred in the ordinary course of business and maturing not more than 12 months from the date incurred;
●	liens arising pursuant to the specific terms of any license, joint operating agreement, unitization agreement or other similar document evidencing the interest of Sasol or a Restricted Subsidiary in any mine or any oil or gas producing property or related facilities (including pipelines), provided that any such lien is limited to such interest;

●	liens on any Principal Property or on shares of stock or indebtedness of any Restricted Subsidiary in relation to which Project Finance Indebtedness (as defined below) has been incurred, to secure that Project Finance Indebtedness;
●	liens created in accordance with normal practice to secure Debt of Sasol whose main purpose is the raising of finances under any options, futures, swaps, short sale contracts or similar or related instruments which relate to the purchase or sale of securities, commodities or currencies; and
●	any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any liens referred to above, or of any Debt secured thereby; provided that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement lien shall be limited to all or any part of the same property, shares of stock or indebtedness that secured the lien extended, renewed or replaced (plus improvements on such property), or property received or shares of stock issued in substitution or exchange therefor.

In addition, the lien restriction does not apply to Debt secured by a lien, if the Debt, together with all other Debt secured by liens on Principal Property of Sasol or any Restricted Subsidiary (not including permitted liens described above) and the Attributable Debt (generally defined as the discounted present value of net rental payments, but excluding payments on bona fide operating leases) associated with Sale and Lease Back Transactions entered into after our first issuance of debt securities under the 2018 Indenture (but not including “Sale and Lease Back Transactions” pursuant to which debt has been retired), does not exceed a certain percentage of the consolidated net tangible assets of Sasol and its consolidated subsidiaries, as shown on the audited consolidated balance sheet prepared in accordance with International Financial Reporting Standards. The specific percentage will be determined at the time we issue any debt and will be described in the applicable prospectus supplement.

The following types of transactions shall not be deemed to create Debt secured by a lien:

●	the sale or other transfer, by way of security or otherwise, of (a) coal, oil, gas or other minerals in place or at the wellhead or a right or license granted by any governmental authority to explore for, drill, mine, develop, recover or get such coal, oil, gas or other minerals (whether such license or right is held with others or not) for a period of time until, or in an amount such that, the purchaser will realize therefrom a specified amount of money (however determined) or a specified amount of such coal, oil, gas or other minerals, or (b) any other interest in property of the character commonly referred to as a “production payment”; “royalty” or “stream”; and
●	liens on property in favour of the United States or any state thereof, or the Republic of South Africa, or any other country, or any political subdivision of any of the foregoing, or any department, agency or instrumentality of the foregoing, to secure partial, progress, advance or other payments pursuant to the provisions of any contract or statute including, without limitation, liens to secure indebtedness of the pollution control or industrial revenue bond type, or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of construction of the property or acquisition of equipment subject to such liens.

The term “Restricted Subsidiary” is defined in the 2018 Indenture to mean any wholly owned subsidiary of Sasol which owns a Principal Property, unless the subsidiary is primarily engaged in the business of a finance company and any other subsidiary designated as a “Restricted Subsidiary” in the applicable prospectus supplement.

The term “Principal Property” is defined in the 2018 Indenture to mean (a) oil or gas producing property (including leases, rights or other authorizations to conduct operations over any producing property), (b) any refining or manufacturing plant, (c) any mine, mineral deposit or processing plant, or (d) any building, pipeline, structure, dam or other facility, together with the land upon which it is erected and fixtures comprising a part thereof, in each case whose net book value exceeds a certain percentage of consolidated net tangible assets of Sasol, unless the board of directors of Sasol thinks that the property is not of material importance to its overall business or that the portion of a property in question is not of material importance to the rest of such property. The specific percentage will be determined at the time we issue any debt and will be described in the applicable prospectus supplement.

The term “Project Finance Indebtedness” is defined in the 2018 Indenture to mean any indebtedness incurred in relation to any asset for the purposes of financing the whole or any part of the acquisition, creation, construction, expansion, operation, improvement or development of such asset where the financial institution(s) or other persons to whom such indebtedness is owed (and any trustees or other agents therefor) has or have recourse to (i) the applicable project borrower (where such project borrower is formed solely or principally for the purpose of the relevant project) and any or all of its rights and assets and/or (ii) such asset (or any derivative asset thereof) but, in either case, does not or do not have recourse to Sasol or any of its subsidiaries other than in respect of (a) Sasol’s or such subsidiary’s interests in the equity or indebtedness of the applicable project borrower or the interests of Sasol or any other of its subsidiaries in the equity or indebtedness of any subsidiary that holds, directly or indirectly, interests in the equity or indebtedness of the applicable project borrower, (b) the rights of the applicable project borrower under any contract with Sasol or any of its other subsidiaries, (c) obligations of Sasol or such subsidiary pursuant to completion or performance guarantees or price support, cost overrun support or other support obligations, in each case, in connection with the relevant project or (d) claims for indemnity or damages arising from breach of representations or covenants made by Sasol or such subsidiary to such financial institution or other person.

Limitation on Sale and Lease Back Transactions

Sasol covenants in the 2018 Indenture that it will not, nor will it permit any Restricted Subsidiary, to enter into any arrangement with any party providing for the leasing to it or any Restricted Subsidiary of any Principal Property (except for temporary leases for a term, including renewals, of not more than three years) which has been or is to be sold by it or the Restricted Subsidiary to the party (a “Sale and Lease Back Transaction”), unless:

●	the Attributable Debt (generally defined as the discounted present value of net rental payments, but excluding payments on bona fide operating leases) of the Sale and Lease Back Transaction, together with the Attributable Debt of all other Sale and Lease Back Transactions entered into since the first issuance of debt securities under the 2018 Indenture and the aggregate principal amount of its debt secured by liens on Principal Property of Sasol or any Restricted Subsidiary or any shares of stock of or debt owed to any Restricted Subsidiary (but excluding debt secured by permitted liens bulleted under “—Limitation on Liens” above, and excluding Sale and Lease Back Transactions pursuant to which debt has been retired) would not exceed a certain percentage of the consolidated net tangible assets of Sasol, as shown on the audited balance sheet prepared in accordance with International Financial Reporting Standards, which percentage will be determined at the time we issue any debt and will be described in the applicable prospectus supplement;
●	Sasol or the Restricted Subsidiary would be entitled to incur debt secured by a lien on the Principal Property to be leased without securing the securities issued under the 2018 Indenture, as described in the bullet points under “—Limitation on Liens” above;
●	Sasol applies an amount equal to the fair value of the Principal Property that is the subject of a Sale and Leaseback Transaction to the retirement of the securities, or to the retirement of long-term indebtedness of Sasol or a Restricted Subsidiary that is not subordinated to the debt securities issued; or

●	Sasol enters into a bona fide commitment to expend for the acquisition or improvement of a Principal Property an amount at least equal to the fair value of the Principal Property leased.

 In addition, the limitation on sale and leaseback transactions does not apply if attributable debt (generally defined as the discounted present value of net rental payments, but excluding payments on bona fide operating leases) associated with the sale and lease back transaction, together with the attributable debt of all other sale and lease back transactions entered into after this first issuance of debt securities under the 2018 Indenture and the aggregate principal amount of Sasol’s debt secured by liens on Principal Property of Sasol or any restricted subsidiary (but not including permitted liens described under “—Limitation on Liens”, and sale and lease back transactions pursuant to which debt has been retired) would not exceed 15% of the consolidated net tangible assets of Sasol and its consolidated subsidiaries (as set forth on the most recent balance sheet but, in any event, as of a date within 150 days of the date of determination) prepared in accordance with IFRS.

Events of Default

You will have special rights if an Event of Default occurs in respect of the debt securities of your series and is not cured, as described later in this subsection.

What Is an Event of Default? Unless we specify otherwise in the applicable prospectus supplement, the term “Event of Default” in respect of the debt securities of your series means any of the following:

●	failure to pay the principal of, or any premium on, a debt security of that series on its due date;
●	failure to pay interest or additional amounts on a debt security of that series within 30 days of its due date;
●	failure to deposit any sinking fund payment in respect of debt securities of that series on its due date;
●	we or the guarantor remain in breach of a covenant in respect of debt securities of that series for 90 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of at least 25 percent of the principal amount of debt securities of that series;
●	we or the guarantor file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur;
●	the guarantee ceases to be in full force and effect; or
●	any other Event of Default in respect of debt securities of that series described in the prospectus supplement occurs.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the 2018 Indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal or interest, if it considers the withholding of notice to be in the interests of the holders of the affected series.

Remedies if an Event of Default Occurs. If an Event of Default has occurred and has not been cured, the trustee or the holders of at least 25 percent in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be cancelled by the holders of at least a majority in principal amount of the debt securities of the affected series.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the 2018 Indenture at the request of any holders unless the holders offer the trustee protection from expenses and liability (called an “indemnity”) satisfactory to the trustee. If an indemnity reasonably satisfactory to the trustee is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

Before you are allowed to bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

●	you must give your trustee written notice that an Event of Default has occurred and remains uncured;
●	the holders of at least 25 percent in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer indemnity to the trustee reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;
●	the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity; and
●	the holders of a majority in principal amount of the debt securities of the relevant series must not have given the trustee a direction inconsistent with the above notice.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date.

Holders of a majority in principal amount of the debt securities of the affected series may waive any past defaults other than:

●	the payment of principal, any premium or interest; and
●	in respect of a covenant that cannot be modified or amended without the consent of each holder.

BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS OR BROKERS FOR INFORMATION ON HOW TO GIVE NOTICE OR DIRECTION TO OR MAKE A REQUEST OF THE TRUSTEE AND HOW TO DECLARE OR CANCEL AN ACCELERATION.

Each year, we and the guarantor will furnish to the trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the 2018 Indenture and the debt securities, or else specifying any default.

Merger or Consolidation

Under the terms of the 2018 Indenture, each of Sasol USA and Sasol is generally permitted to consolidate or merge with another entity. In addition, each of Sasol USA and Sasol is also permitted to sell all or substantially all of its assets to another entity. However, neither Sasol USA nor Sasol may take any of these actions unless all the following conditions are met:

●	where Sasol USA (or Sasol, as the case may be) merges out of existence or sells its assets, the resulting or acquiring entity must agree to be legally responsible for the notes (or the guarantee, as the case may be);

●	immediately after giving effect to the merger or sale of assets, no default on the debt securities shall have occurred and be continuing; and
●	Sasol USA (or Sasol or the acquiring entity, as the case may be) must deliver certain certificates and documents to the trustee.

Modification or Waiver

There are three types of changes we can make to the 2018 Indenture and the debt securities issued under the 2018 Indenture.

Changes Requiring Your Approval

First, there are changes that we cannot make to your debt securities without your specific approval. Following is a list of those types of changes unless we specify otherwise in the applicable prospectus supplement:

●	change the stated maturity of the principal of (or premium, if any) or interest on a debt security;
●	reduce any amounts due on a debt security;
●	reduce the amount of principal payable upon acceleration of the maturity of a security following a default;
●	adversely affect any right of repayment at the holder’s option;
●	change the place or currency of payment on a debt security
●	impair your right to sue for payment;
●	adversely affect any right to convert or exchange a debt security in accordance with its terms;
●	reduce the percentage in principal amount of holders of debt securities whose consent is needed to modify or amend the 2018 Indenture;
●	reduce the percentage in principal amount of holders of debt securities whose consent is needed to waive compliance with certain provisions of the 2018 Indenture or to waive certain defaults under the 2018 Indenture;
●	modify any other aspect of the provisions of the 2018 Indenture dealing with modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; and
●	change any obligation to pay additional amounts, as explained above under “Payment of Additional Amounts “.

Changes Not Requiring Approval

The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect. We also do not need any approval to make any change that affects only debt securities to be issued under the 2018 Indenture after the change takes effect.

Changes Requiring Majority Approval

Any other change to the 2018 Indenture or the debt securities would require the following approval unless we specify otherwise in the applicable prospectus supplement:

●	if the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series;
●	if the change affects more than one series of debt securities, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

In each case, any resolution passed or decision taken at any meeting of the holders of a series of debt securities must be in writing.

The holders of a majority in principal amount of any series of debt securities issued under the 2018 Indenture may waive our and the guarantor’s compliance with some of our covenants in the 2018 Indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “—Changes Requiring Your Approval”.

Further Details Concerning Voting

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding securities that are entitled to vote or take other action under the 2018 Indenture. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding securities of those series on the record date, and the vote or other action must be taken within eleven months following the record date. Unless otherwise specified in the applicable prospectus supplement, the holder of a debt security will be entitled to one vote for each $1,000 principal amount of the debt security that is outstanding and held by it. Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “—Defeasance—Full Defeasance”.

BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS OR BROKERS FOR INFORMATION ON HOW APPROVAL MAY BE GRANTED OR DENIED IF WE SEEK TO CHANGE THE 2018 INDENTURE OR THE DEBT SECURITIES OR REQUEST A WAIVER.

Sinking Fund

The notes of each series will not be entitled to the benefit of a sinking fund.

Defeasance

The following provisions will be applicable to the notes.

Covenant Defeasance

Under current U.S. federal tax law, we or the guarantor can make the deposit described below and be released from some of the restrictive covenants in the 2018 Indenture under which a particular series was issued. This is called “covenant defeasance”. In that event, you would lose the protection of those restrictive covenants but would gain the protection of having cash and U.S. government securities set aside in trust to repay your debt securities. In order to achieve covenant defeasance, we must do the following:

●	we must deposit in trust for the benefit of all holders of the debt securities of the particular series a combination of cash and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities of the particular series on their various due dates;
●	the “covenant defeasance” must not otherwise result in a breach of the 2018 Indenture or any of our or the guarantor’s material agreements;
●	no Event of Default must have occurred and remain uncured;
●	we must deliver to the trustee a legal opinion of our counsel confirming that, under current federal income tax law, we may make the above deposit without causing you to be taxed on the debt securities of the particular series any differently than if we did not make the deposit and just repaid the debt securities of the particular series ourselves at maturity; and
●	we must deliver to the trustee a legal opinion and officer’s certificate, each stating that all conditions precedent to “covenant defeasance” under the 2018 Indenture have been met.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there is a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Full Defeasance

Under certain circumstances as described below, we or the guarantor can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “full defeasance”) if we put in place the following arrangements for you to be repaid:

●	we must deposit in trust for the benefit of all holders of the debt securities of the particular series a combination of cash and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities of the particular series on their various due dates;
●	the “full defeasance” must not otherwise result in a breach of the 2018 Indenture or any of our or the guarantor’s material agreements;
●	no Event of Default must have occurred and remain uncured;
●	we must deliver to the trustee a legal opinion confirming that there has been a change in current federal tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the debt securities of the particular series any differently than if we did not make the deposit and just repaid the debt securities of the particular series ourselves at maturity. Under current U.S. federal tax law, the deposit and our legal release from the debt securities of the particular series would be treated as though we paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on the debt securities at the time of the deposit; and
●	we must deliver to the trustee an opinion of counsel and an officer’s certificate, each stating that all conditions precedent to “full defeasance” under the 2018 Indenture have been met.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the unlikely event of any shortfall.

Listing

The notes of each series are listed on the New York Stock Exchange.

Guarantee

Sasol fully and unconditionally guarantees the debt securities issued by Sasol USA under a guarantee of the payment of principal of, and any premium, interest and “additional amounts” on, these debt securities when due, whether at maturity or otherwise. Sasol has obtained the approval of the SARB to provide this guarantee.